      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 6, 1998

                                                   REGISTRATION NO.
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act of 1933
                             ---------------------

                       CLEAR CHANNEL COMMUNICATIONS, INC.
             (Exact name of Registrant as specified in its charter)
                             ---------------------

                    TEXAS                                        74-1787539
       (State or other jurisdiction of                        (I.R.S. Employer
        incorporation or organization)                      Identification No.)

                             ---------------------

                              CCCI CAPITAL TRUST I
                             CCCI CAPITAL TRUST II
                             CCCI CAPITAL TRUST III
             (Exact name of Registrant as specified in its charter)
                             ---------------------

                                                                74-6456072
                                                                74-6456074
                  DELAWARE                                      74-6456077
       (State or other jurisdiction of                       (I.R.S. Employer
       incorporation or organization)                       Identification No.)

                             ---------------------

                                                               L. LOWRY MAYS
        200 CONCORD PLAZA, SUITE 600                CLEAR CHANNEL COMMUNICATIONS, INC.
          SAN ANTONIO, TEXAS 78216                     200 CONCORD PLAZA, SUITE 600
               (210) 822-2828                            SAN ANTONIO, TEXAS 78216
 (Address, including zip code, and telephone                  (210) 822-2828
number, including area code, of registrant's      (Name, address, including zip code, and
    principal executive offices for each         telephone number, including area code, of
                 registrant)                      agent for service for each registrant)

                             ---------------------

                                   Copies to:

            STEPHEN C. MOUNT, ESQ.                          JOHN W. WHITE, ESQ.
  AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.               CRAVATH, SWAINE & MOORE
            1500 NATIONSBANK PLAZA                            WORLDWIDE PLAZA
              300 CONVENT STREET                             825 EIGHTH AVENUE
           SAN ANTONIO, TEXAS 78205                       NEW YORK, NEW YORK 10019

                             ---------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after this Registration Statement becomes effective.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [ ]
------------------
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
------------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [X]
                             ---------------------
     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
================================================================================
                                                          continued on next page

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                                       PROPOSED
                                                                                        MAXIMUM          PROPOSED
                TITLE OF EACH                       AMOUNT            MAXIMUM          AGGREGATE         AMOUNT OF
             CLASS OF SECURITIES                     TO BE        OFFERING PRICE       OFFERING        REGISTRATION
               TO BE REGISTERED                   REGISTERED        PER UNIT(1)       PRICE(1)(2)           FEE
----------------------------------------------------------------------------------------------------------------------
Debt Securities and Junior Subordinated Debt
  Securities of Clear Channel Communications,
  Inc. (the "Company")(4)(7)..................
----------------------------------------------------------------------------------------------------------------------
Preferred Stock of the Company(5)(7)..........
----------------------------------------------------------------------------------------------------------------------
Common Stock of the Company(6)(7).............
----------------------------------------------------------------------------------------------------------------------
Warrants of the Company(8)....................
----------------------------------------------------------------------------------------------------------------------
Third Party Warrants(9).......................        (3)               (3)               (3)               (3)
----------------------------------------------------------------------------------------------------------------------
Preferred Securities of CCCI Capital Trust I,
  CCCI Capital Trust II, and CCCI Capital
  Trust III (collectively, the "CCCI
  Trusts")(10)................................
----------------------------------------------------------------------------------------------------------------------
Guarantees of Preferred Securities of the CCCI
  Trusts by the Company(11)...................
----------------------------------------------------------------------------------------------------------------------
Stock Purchase Contracts(12)..................
----------------------------------------------------------------------------------------------------------------------
Stock Purchase Units(13)......................
----------------------------------------------------------------------------------------------------------------------
Total(14).....................................  $1,172,375,000         100%         $1,172,375,000     $345,851(14)
======================================================================================================================

---------------

 (1) The proposed maximum offering price per unit will be determined from time to time by the Registrants in connection with the issuance by the Registrants of the securities registered hereunder.

 (2) The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act.

 (3) Not applicable pursuant to General Instruction II.D. of Form S-3.

 (4) Subject to note (14) below, there is being registered hereunder an indeterminate principal amount of Debt Securities or Junior Subordinated Debt Securities of the Company as may be sold, from time to time. If any Debt Securities or Junior Subordinated Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price not to exceed $1,500,000,000.

 (5) Subject to note (14) below, there is being registered hereunder an indeterminate number of shares of Preferred Stock of the Company as may be sold, from time to time.

 (6) Subject to note (14) below, there is being registered hereunder an indeterminate number of shares of Common Stock of the Company as may be sold from time to time.

 (7) Subject to note (14) below, there is being registered hereunder an indeterminate principal amount of Debt Securities and Junior Subordinated Debt Securities, and an indeterminate number of shares of Preferred Stock and Common Stock of the Company, as shall be issuable upon conversion or redemption, or upon the exercise of Warrants of the Company registered hereunder of Debt Securities and Junior Subordinated Debt Securities, Preferred Stock or Common Stock of the Company or Preferred Securities of the CCCI Trusts ("Preferred Securities"), as the case may be, registered hereunder.

 (8) Subject to note (14) below, there is being registered hereunder an indeterminate amount and number of Warrants of the Company, representing rights to purchase certain of the Debt Securities and Junior Subordinated Debt Securities, Preferred Stock or Common Stock of the Company registered hereunder.

 (9) Subject to note (14) below, there is being registered hereunder an indeterminate amount and number of Third Party Warrants of the Company, representing rights to purchase certain shares of capital stock or debt of another corporation or entity.

(10) Subject to note (14) below, there is being registered hereunder an indeterminate amount and number of the Preferred Securities as may be sold from time to time.

(11) No separate consideration will be received for the Guarantees of the Trust Preferred Securities (the "Guarantees"). The Guarantees include the right of holders of Trust Preferred Securities under the Guarantees and certain back-up undertakings, as described in the Registration Statement.

(12) Subject to note (14) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Contracts, representing rights (and obligations) to purchase Common Stock or Preferred Stock.

(13) Subject to note (14) below, there is being registered hereunder an indeterminate amount and number of Stock Purchase Units, representing ownership of Stock Purchase Contracts and Debt Securities or Junior Subordinated Debt Securities or debt obligations of third parties, including U.S. Treasury Securities.

(14) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,500,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. In accordance with Rule 429 under the Securities Act of 1933, the Prospectus included herein is a combined prospectus which also relates to the Company's Registration Statement on Form S-3, File No. 333-47367 (the "Prior Registration Statement"). This Registration Statement, which is a new Registration Statement, also constitutes the first post-effective amendment to the Prior Registration Statement. Such post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement in accordance with Section 8-A of the Securities Act of 1933. The amount of securities eligible to be sold under the Prior Registration Statement ($327,625,000 as of May 4, 1998) shall be carried forward to this Registration Statement. The amount of the filing fee associated with such securities that was previously paid with the Prior Registration Statement is $96,649. The aggregate amount of Common Stock of the Company registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                                                           SUBJECT TO COMPLETION
                                                                     MAY 5, 1998
PROSPECTUS

                                 $1,500,000,000

                       CLEAR CHANNEL COMMUNICATIONS, INC.
             DEBT SECURITIES, JUNIOR SUBORDINATED DEBT SECURITIES,
                    PREFERRED STOCK, COMMON STOCK, WARRANTS,
               STOCK PURCHASE CONTRACTS, AND STOCK PURCHASE UNITS

                              CCCI CAPITAL TRUST I
                             CCCI CAPITAL TRUST II
                             CCCI CAPITAL TRUST III
        PREFERRED SECURITIES, GUARANTEED TO THE EXTENT SET FORTH HEREIN
                     BY CLEAR CHANNEL COMMUNICATIONS, INC.
    Clear Channel Communications, Inc., a Texas corporation (the "Company"), may issue from time to time, together or separately, (i) unsecured senior debt securities (the "Senior Debt Securities"), (ii) unsecured subordinated debt securities (the "Subordinated Debt Securities" and, together with the Senior Debt Securities, the "Debt Securities"), (iii) unsecured junior subordinated debt securities ("Junior Subordinated Debt Securities"); (iv) warrants to purchase Debt Securities or Junior Subordinated Debt Securities (the "Debt Warrants"), (v) shares of preferred stock, par value $1.00 per share, of the Company (the "Preferred Stock"), (vi) warrants to purchase shares of Preferred Stock (the "Preferred Stock Warrants"), (vii) shares of common stock, par value $.10 per share, of the Company (the "Common Stock"), (viii) warrants to purchase shares of Common Stock (the "Common Stock Warrants"), (ix) stock purchase contracts ("Stock Purchase Contracts") to purchase Common Stock or Preferred Stock and (x) stock purchase units ("Stock Purchase Units"), each representing ownership of a Stock Purchase Contract and Debt Securities, Junior Subordinated Debt Securities, debt obligations of the United States of America or agencies or instrumentalities thereof ("U.S. Obligations"), or Preferred Securities (as defined below), securing the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contract, or any combination of the foregoing, either individually or as units consisting of one or more of the foregoing in amounts, at prices and on terms to be determined by market conditions at the time of offering. The Debt Warrants, Preferred Stock Warrants and Common Stock Warrants are referred to herein collectively as the "Warrants", and the Debt Securities, the Junior Subordinated Debt Securities, Preferred Stock, Common Stock, the Warrants, Stock Purchase Contracts and Stock Purchase Units are referred to herein collectively as the "Company Securities".

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

ADDITIONAL INFORMATION REGARDING THE SECURITIES IS SET FORTH ON THE INSIDE FRONT
                                     COVER.

      FOR A DISCUSSION OF CERTAIN RISKS ASSOCIATED WITH AN INVESTMENT IN THE SECURITIES, SEE "GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS" ON PAGE 6.

    CCCI Capital Trust I, CCCI Capital Trust II and CCCI Capital Trust III (each, a "CCCI Trust" and collectively, the "CCCI Trusts"), each a statutory business trust formed under Delaware law, may offer, from time to time, preferred securities (the "Preferred Securities") with the payment of distributions and payments on liquidation or redemption of the Preferred Securities issued by each such CCCI Trust guaranteed on a subordinated basis by the Company to the extent described herein and in an accompanying prospectus supplement (the "Guarantees"). The Company will be the owner of the trust interests represented by common securities (the "Common Securities") to be issued by each CCCI Trust. Unless indicated otherwise in a prospectus supplement, each CCCI Trust exists for the sole purpose of issuing its trust interests and investing the proceeds thereof in Junior Subordinated Debt Securities. The Company Securities and the Preferred Securities are referred to herein collectively as the "Offered Securities".
    The Offered Securities may be issued in one or more series or issuances and will be limited to $1,500,000,000 in aggregate public offering price (or its equivalent, based on the applicable exchange rate, to the extent Debt Securities or Junior Subordinated Debt Securities are issued for one or more foreign currencies or currency units). The Offered Securities may be sold for U.S. dollars, or any foreign currency or currencies or currency units, and the principal of, any premium on, and any interest on, the Debt Securities or Junior Subordinated Debt Securities may be payable in U.S. dollars, or any foreign currency or currencies or currency units.
    The Offered Securities may be offered separately or as units with other Offered Securities, in separate series, in amounts, at prices and on terms to be determined at or prior to the time of sale. The sale of other securities under the Registration Statement of which this Prospectus forms a part or under a Registration Statement to which this Prospectus relates will reduce the amount of Offered Securities which may be sold hereunder.
    The specific terms of the Offered Securities in respect of which this Prospectus is being delivered are set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), including, where applicable, (i) in the case of Debt Securities or Junior Subordinated Debt Securities, the specific designation, aggregate principal amount, ranking as senior or subordinated debt, authorized denomination, initial offering price, maturity (which may be fixed or extendible), premium (if any), interest rate (which may be fixed or floating), time of and method of calculating the payment of interest, if any, the currency in which principal, premium, if any, and interest, if any, are payable, any exchangeability, conversion, redemption or sinking fund terms, the right of the Company, if any, to defer payment or interest on the Junior Subordinated Debt Securities and the maximum length of such deferral period, put options, if any, public offering price, and other specific terms; (ii) in the case of Preferred Stock or Preferred Securities, the designation, number of shares, liquidation preference per share, initial public offering price, dividend or distribution rate (or method of calculation thereof), dates on which dividends or distributions shall be payable and dates from which dividends or distributions shall accrue, any redemption or sinking fund provisions, any voting rights, any conversion or exchange provisions, and any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Stock or Preferred Securities of a specific series and the terms upon which the proceeds of the sale of the Preferred Securities will be used to purchase a specific series of Junior Subordinated Debt Securities of the Company; (iii) in the case of Common Stock, the number of shares, public offering price and the terms of the offering and sale thereof; (iv) in the case of Warrants, the number and terms thereof, the designation and description of the Common Stock, Preferred Stock, Debt Securities, Junior Subordinated Debt Securities, or Preferred Securities issuable thereunder, the number of securities issuable upon exercise, the exercise price, the terms of the offering and sale thereof and, where applicable, the duration and detachability thereof; (v) in the case of Stock Purchase Contracts, the designation and number of shares of Common Stock or Preferred Stock issuable thereunder, the purchase price of the Common Stock or Preferred Stock, the date or dates on which the Common Stock or Preferred Stock is required to be purchased by the holders of the Stock Purchase Contracts, any periodic payments required to be made by the Company to the holders of the Stock Purchase Contracts or vice versa, and the terms of the offering and sale thereof; (vi) in the case of Stock Purchase Units, the specific terms of the Stock Purchase Contracts and any Preferred Stock, Debt Securities, Junior Subordinated Debt Securities, U.S. Obligations or Preferred Securities securing the holder's obligation to purchase the Preferred Stock or Common Stock under the Stock Purchase Contracts, and the terms of the offering and sale thereof; and (vii) in the case of all Offered Securities, whether such Offered Securities will be offered separately or as a unit with other Offered Securities. The Prospectus Supplement will also contain information, where applicable, about certain federal income tax considerations relating to, and any listing on a securities exchange of, the Offered Securities covered by the Prospectus Supplement.
    The Offered Securities will be sold directly, through agents, dealers or underwriters as designated from time to time, or through a combination of such methods. If any agents of the Company or the CCCI Trusts or any dealers or underwriters are involved in the sale of the Offered Securities in respect of which this Prospectus is being delivered, the names of such agents, dealers or underwriters and any applicable agent's commission, dealer's purchase price or underwriter's discount will be set forth in or may be calculated from the Prospectus Supplement. The net proceeds to the Company or the CCCI Trusts from such sale will be the purchase price less such commission in the case of an agent, the purchase price in the case of a dealer, or the public offering price less such discount in the case of an underwriter and less, in each case, other applicable issuance expenses. See "Plan of Distribution".
                             ---------------------

               THE DATE OF THIS PROSPECTUS IS             , 1998.

     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE DEBT SECURITIES, INCLUDING STABILIZING AND SYNDICATE COVERING TRANSACTIONS. THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OF THE COMPANY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. FOR A DESCRIPTION OF THESE ACTIVITIES. SEE "PLAN OF DISTRIBUTION".

                             AVAILABLE INFORMATION

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy and information statements filed by the Company with the Commission pursuant to the information requirements of the Exchange Act may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549; and at the following Regional Offices of the
Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, 14th Floor, Chicago, Illinois 60661. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web at http://www.sec.gov that contains reports, proxies and information statements and other information regarding registrants (including the Company) that file electronically. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the New York Stock Exchange, Inc. ("NYSE"), 20 Broad Street, New York, New York 10005, on which the Common Stock of the Company (symbol: "CCU") is listed.

     No separate financial statements of the CCCI Trusts have been included or incorporated by reference herein. Neither the CCCI Trusts nor the Company considers such financial statements material to holders of Preferred Securities because (i) all of the voting securities of each CCCI Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) no CCCI Trust has independent operations but rather each exists for the purpose of issuing securities representing undivided beneficial interests in the assets of such CCCI Trust and investing the proceeds thereof in Junior Subordinated Debt Securities, and (iii) the obligations of the CCCI Trusts under the Preferred Securities are fully and unconditionally guaranteed on a subordinated basis by the Company to the extent set forth herein. See "The CCCI Trusts" and "Description of Guarantees." Upon the granting of relief by the Commission pursuant to SAB 53, the Company intends to provide only abbreviated information concerning the CCCI Trusts in the Company's Exchange Act reports.

     The Company and the CCCI Trusts have filed with the Commission a joint registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement and to the exhibits relating thereto for further information with respect to the Company, the CCCI Trusts and the securities offered hereby.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, heretofore filed by the Company with the Commission pursuant to the Exchange Act, are hereby incorporated by reference into this Prospectus and made a part hereof:

           1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997.

           2. The Company's Current Report on Form 8-K filed April 10, 1998.

           3. The Company's Current Report on Form 8-K filed March 12, 1998, as amended by Form 8-K/A filed on March 23, 1998.

           4. The Company's Current Report on Form 8-K filed December 22, 1997.

           5. The Company's Current Report on Form 8-K filed April 17, 1997.

     Any documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the Offering of the Offered Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents.

     Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement which is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

     The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the written or oral request of any such person, a copy of any document described above (other than exhibits, unless such exhibits are specifically incorporated by reference). Requests for such copies should be directed to Houston Lane, Clear Channel Communications, Inc., 200 Concord Plaza, Suite 600, San Antonio, Texas 78216 (telephone: (210) 822-2828).

                                  THE COMPANY

     The Company, which began operations in 1974, is a diversified media company in three primary lines of business: radio, television, and outdoor advertising. In addition, the Company owns a 50% equity interest in the Australian Radio Network Pty. Ltd., which operates radio stations in Australia, a one-third equity interest in New Zealand Radio Network which operates radio stations in New Zealand, a 28.7% non-voting equity interest in Heftel Broadcasting Corporation (Nasdaq: HBCCA), a Spanish-language broadcaster which operates radio stations in domestic markets; a 40% equity interest in Grupo Acir Communicaciones, S.A. de C.V., one of the largest radio broadcasters in Mexico owning or programming through affiliations 164 radio stations serving 72 markets in Mexico; and a 50% equity interest in Radio Bonton, a.s., which owns an FM radio station in the Czech Republic.

     The radio stations currently owned or programmed by the Company are located principally in the South, Southeast, Northeast and Midwest. These radio stations employ a wide variety of programming formats, such as News/Talk/Sports, Country, Adult Contemporary, Urban and Album Rock. The television stations currently owned or programmed by the Company are located in the South, Southeast, Northeast and Midwest. These television stations are typically affiliated with one of the television networks, including the FOX television network, the UPN television network, the ABC television network, the NBC television network, or the CBS television network. Additionally, the Company operates radio networks serving Oklahoma, Texas, Iowa, Kentucky, Virginia, Alabama, Tennessee, Florida and Pennsylvania. The Company's outdoor advertising properties are located primarily in the South, Southeast, Midwest, and West.

     The Company has its principal executive offices at 200 Concord Plaza, Suite 600, San Antonio, Texas 78216 (telephone: 210-822-2828).

                                THE CCCI TRUSTS

     Each of CCCI Capital Trust I, CCCI Capital Trust II and CCCI Capital Trust III is a statutory business trust formed under Delaware law pursuant to (i) a separate Declaration of Trust executed by the Company, as depositor for such CCCI Trust, and the Trustees (as defined herein) of such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The declarations will be amended and restated in their entirety (each as so amended and restated, a "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus is a part and will be qualified as Indentures under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). Unless an accompanying Prospectus Supplement provides otherwise, each CCCI Trust exists for the sole purposes of (i) issuing the Preferred Securities, (ii) investing the gross proceeds of the sale of the Preferred Securities in a specific series of Junior Subordinated Debt Securities, and (iii) engaging in only those other activities necessary or incidental thereto. All of the Common Securities will be owned by the Company. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of an event of default under the applicable Declaration, the rights of the holders of the applicable Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the applicable Preferred Securities. The Company will acquire Common Securities having an aggregate liquidation amount equal to a minimum of 1% of the total capital of each CCCI Trust. Each CCCI Trust will have a term of at least 20 but not more than 50 years, but may terminate earlier as provided in the applicable Declaration. Each CCCI Trust's business and affairs will be conducted by the Trustees. The holder of the Common Securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the Trustees of each CCCI Trust. The duties and obligations of the Trustees shall be governed by the Declaration of such CCCI Trust. At least one of the Trustees of each CCCI Trust will be a person who is an employee or officer of or who is affiliated with the Company (a "Regular Trustee"). One Trustee of each CCCI Trust will be a financial institution that is not affiliated with the Company, which shall act as property trustee and as indenture trustee for the purposes of the Trust Indenture Act, pursuant to the terms set forth in a Prospectus Supplement (the "Property Trustee"). In addition, unless the Property Trustee maintains a principal place of business in the State of Delaware and otherwise meets the requirements of applicable law, one Trustee of each CCCI Trust will be a legal entity having a principal place of business in, or an individual resident of, the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to each CCCI Trust and the offering of the Preferred Securities. Unless otherwise set forth in the Prospectus Supplement, the Property Trustee will be The Bank of New York, and the Delaware Trustee will be The Bank of New York (Delaware). The office of the Delaware Trustee in the State of Delaware is 100 White Clay Center, Newark, Delaware 19711. The principal place of business of each CCCI Trust is c/o Clear Channel Communications, Inc., 200 Concord Plaza, Suite 600, San Antonio, Texas 78216 (telephone: (210) 822-2828).

                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

      YEARS ENDED DECEMBER 31,
------------------------------------
1997    1996    1995    1994    1993
----    ----    ----    ----    ----
2.32    3.63    3.32    5.54    3.81

     The ratio of earnings to combined fixed charges and preferred stock dividends has been computed on a total enterprise basis. Earnings represent income from continuing operations before income taxes less equity in undistributed net income (loss) of unconsolidated affiliates plus fixed charges. Fixed charges represent interest, amortization of debt discount and expense, and the estimated interest portion of rental charges. The Company had no Preferred Stock outstanding and paid no dividends thereon for any period presented.

                                USE OF PROCEEDS

     Unless otherwise specified in the Prospectus Supplement, the net proceeds from the sale of the Company Securities offered hereby will be used for general corporate purposes, including repayment of borrowings, working capital, capital expenditures, stock repurchase programs and acquisitions. Unless otherwise specified in the Prospectus Supplement, each CCCI Trust will use all proceeds received from the sale of Preferred Securities to purchase Junior Subordinated Debt Securities of the Company. Additional information on the use of net proceeds from the sale of the Offered Securities offered hereby may be set forth in the Prospectus Supplement relating to such Offered Securities.

                           HOLDING COMPANY STRUCTURE

     The Company is a holding company and its assets consist primarily of investments in its subsidiaries and majority-owned partnerships. The Company's rights and the rights of its creditors, including holders of Debt Securities or Junior Subordinated Debt Securities, to participate in the distribution of assets of any person in which the Company owns an equity interest (including any subsidiary and majority-owned partnerships) upon such person's liquidation or reorganization will be subject to prior claims of such person's creditors, including trade creditors, except to the extent that the Company may itself be a creditor with recognized claims against such person (in which case the claims of the Company would still be subject to the prior claims of any secured creditor or such person and of any holder of indebtedness of such person that is senior to that held by the Company). Accordingly, the holder of Debt Securities or Junior Subordinated Debt Securities may be deemed to be effectively subordinated to such claims.

               GENERAL DESCRIPTION OF SECURITIES AND RISK FACTORS

     The Company may offer shares of Common Stock, Preferred Stock, Debt Securities, Junior Subordinated Debt Securities, Warrants, Stock Purchase Contracts, Stock Purchase Units, or any combination of the foregoing either individually or as units consisting of one or more Securities under this Prospectus. Each CCCI Trust may offer Preferred Securities under this Prospectus.

     CERTAIN OF THE SECURITIES TO BE OFFERED HEREBY THEMSELVES MAY INVOLVE A HIGH DEGREE OF RISK. SUCH RISKS WILL BE SET FORTH IN THE PROSPECTUS SUPPLEMENT RELATING TO SUCH SECURITY. IN ADDITION, CERTAIN RISK FACTORS, IF ANY, RELATING TO THE COMPANY'S BUSINESS WILL BE SET FORTH IN A PROSPECTUS SUPPLEMENT.

                         DESCRIPTION OF DEBT SECURITIES

     The following description of the terms of the Debt Securities summarizes certain general terms and provisions of the Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Debt Securities and the extent, if any, to which such general provisions may apply to any series of Debt Securities will be described in the Prospectus Supplement relating to such series.

     Senior Debt Securities may be issued, from time to time, in one or more series under an Indenture (the "Senior Indenture"), between the Company and The Bank of New York, as trustee, or such other trustee as shall be named in a Prospectus Supplement (the "Senior Trustee"). The form of Senior Indenture is filed as an exhibit to the Registration Statement of which this Prospectus is a part. Subordinated Debt Securities may be issued, from time to time, in one or more series under an indenture (the "Subordinated Indenture") between the Company and The Bank of New York or such other trustee as shall be named in a Prospectus Supplement (the "Subordinated Trustee"). The form of Subordinated Indenture is filed as an Exhibit to the Registration Statement of which this Prospectus is a part. The Senior Indenture and the Subordinated Indenture are sometimes referred to collectively as the "Indentures," and the Senior Trustee and the Subordinated Trustee are sometimes referred to collectively as the "Debt Trustees." None of the Indentures will limit the amount of Debt Securities that may be issued hereunder, and each Indenture will provide that Debt Securities may be issued thereunder up to an aggregate principal amount authorized from time to time by the Company and may be payable in any currency or currency unit designated by the Company or in amounts determined by reference to an index. The following statements are subject to the detailed provisions of the Indentures. Wherever any particular provisions of the Indentures or terms defined therein are referred to, such provisions and terms are incorporated by reference as a part of the statements made herein and such statements are qualified in their entirety by such references, including the definitions therein of certain terms. Capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Indentures.

GENERAL

     The Senior Debt Securities will be unsecured and will rank equally and ratably with other unsecured and unsubordinated debt of the Company, unless the Company shall be required to secure the Senior Debt Securities as described below under " -- Senior Debt Securities." The obligations of the Company pursuant to any Subordinated Debt Securities will be subordinate in right of payment to all Senior Indebtedness of the Company with respect to such Subordinated Debt Securities, and will be described in an accompanying Prospectus Supplement. Debt Securities will be issued from time to time and offered on terms determined by market conditions at the time of sale.

     The Debt Securities may be issued in one or more series with the same or various maturities, at par, at a premium, or at a discount. Any Debt Securities bearing no interest or interest at a rate which at the time of issuance is below market rates will be sold at a discount (which may be substantial) from their stated principal amount. Federal income tax consequences and other special considerations applicable to any such substantially discounted Debt Securities will be described in the Prospectus Supplement relating thereto.

     Reference is made to the Prospectus Supplement for the following terms of the Debt Securities offered hereby: (i) the designation, aggregate principal amount and authorized denominations of such Debt Securities; (ii) the percentage of their principal amount at which such Debt Securities will be issued; (iii) the date or dates on which the Debt Securities will mature (which may be fixed or extendible); (iv) the rate or rates (which may be fixed or floating) per annum at which the Debt Securities will bear interest, if any, or the method of determining such rate or rates; (v) the date or dates on which any such interest will be payable, the date or dates on which payment of any such interest will commence and the Regular Record Dates for such Interest Payment Dates; (vi) the terms of any mandatory or optional redemption (including any provisions for any sinking, purchase or other analogous fund) or repayment option; (vii) the currency, currencies or currency units for which the Debt Securities may be purchased and the currency, currencies or currency units in which the principal thereof, any premium thereon and any interest thereon may be payable; (viii) if the currency, currencies or currency units for which the Debt Securities may be purchased or in which the principal thereof, any premium thereon and any interest thereon may be payable is at the election of the Company or the purchaser, the manner in which such election may be made; (ix) if the amount of payments on the Debt Securities is determined with reference to an index based on one or more currencies or currency units, changes in the price of one or more securities or changes in the price of one or more commodities, the manner in which such amounts may be determined; (x) the extent to which any of the Debt Securities will be issuable in temporary or permanent global form, or the manner in which any interest payable on a temporary or permanent Global Security will be paid; (xi) the terms and conditions upon which the Debt Securities may be convertible into or exchanged for Common Stock, Preferred Stock, or indebtedness or other securities of any kind of the Company; (xii) information with respect to book-entry procedures, if any; (xiii) a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations with respect to the Debt Securities; and (xiv) any other specific terms of the Debt Securities not inconsistent with the applicable Indenture.

     If any of the Debt Securities are sold for one or more foreign currencies or foreign currency units or if the principal of, premium, if any, or any interest on any series of Debt Securities is payable in one or more foreign currencies or foreign currency units, the restrictions, elections, federal income tax consequences, specific terms and other information with respect to such issue of Debt Securities and such currencies or currency units will be set forth in the Prospectus Supplement relating thereto.

     Unless otherwise specified in the Prospectus Supplement, the principal of, any premium on, and any interest on the Debt Securities will be payable, and the Debt Securities will be transferable, at the Corporate Trust Office of the applicable Debt Trustee in New York, New York, provided that payment of interest, if any, may be made at the option of the Company by check mailed on or before the payment date, first class mail, to the address of the person entitled thereto as it appears on the registry books of the Company or its agent.

     Unless otherwise specified in the Prospectus Supplement, the Debt Securities will be issued only in fully registered form and in denominations of $1,000 and any integral multiple thereof. No service charge will be made for any transfer or exchange of any Debt Securities, but the Company may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless otherwise set forth in the Prospectus Supplement, interest on outstanding Debt Securities will be paid to holders of record on the date which is 15 days immediately prior to the date such interest is to be paid.

     The Company's rights and the rights of its creditors (including holders of Debt Securities) to participate in any distribution of assets of any subsidiary of the Company upon its liquidation or reorganization or otherwise is necessarily subject to the prior claims of creditors of the subsidiary, except to the extent that claims of the Company itself as a creditor of the subsidiary may be recognized. The operations of the Company are conducted through its subsidiaries and, therefore, the Company is dependent upon the earnings and cash flow of its subsidiaries to meet its obligations, including obligations under the Debt Securities. The Debt Securities will be effectively subordinated to all indebtedness of the Company's subsidiaries.

GLOBAL SECURITIES

     The Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Depositary") identified in the Prospectus Supplement relating to such series. Global Securities may be issued only in fully registered form and in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual Debt Securities represented thereby, a Global Security may not be transferred except as a whole by the Depositary for such Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by the Depositary or any nominee of such Depositary to a successor Depositary or any nominee of such successor.

     The specific terms of the depositary arrangement with respect to a series of Debt Securities will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will generally apply to depositary arrangements.

     Upon the issuance of a Global Security, the Depositary for such Global Security or its nominee will credit, on its book entry registration and transfer system, the respective principal amounts of the individual Debt Securities represented by such Global Security to the accounts of persons that have accounts with such Depositary. Such accounts shall be designated by the dealers, underwriters or agents with respect to such Debt Securities or by the Company if such Debt Securities are offered and sold directly by the Company. Ownership of beneficial interests in a Global Security will be limited to persons that have accounts with the applicable Depositary ("participants") or persons that may hold interests through participants. Ownership of beneficial interests in such Global Security will be shown on, and the transfer of that ownership will be effected only through, records maintained by the applicable Depositary or its nominee (with respect to interests of participants) and the records of participants (with respect to interests of persons other than participants). The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Security.

     So long as the Depositary for a Global Security, or its nominee, is the registered owner of such Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Global Security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a Global Security will not be entitled to have any of the individual Debt Securities of the series represented by such Global Security registered in their names, will not receive or be entitled to receive physical delivery of any such Debt Securities of such series in definitive form and will not be considered the owners or holders thereof under the applicable Indenture governing such Debt Securities.

     Payments of principal of, any premium on, and any interest on, individual Debt Securities represented by a Global Security registered in the name of a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner of the Global Security representing such Debt Securities. Neither the Company, the applicable Debt Trustee for such Debt Securities, any Paying Agent, nor the Security Registrar for such Debt Securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the Global Security for such Debt Securities or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     The Company expects that the Depositary for a series of Debt Securities or its nominee, upon receipt of any payment of principal, premium or interest in respect of a permanent Global Security representing any of such Debt Securities, immediately will credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of such Global Security for such Debt Securities as shown on the records of such Depositary or its nominee. The Company also expects that payments by participants to owners of beneficial interests in such Global Security held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name". Such payments will be the responsibility of such participants.

     If the Depositary for a series of Debt Securities is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by the Company within 90 days, the Company will issue individual Debt Securities of such series in exchange for the Global Security representing such series of Debt Securities. In addition, the Company may at any time and in its sole discretion, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities, determine not to have any Debt Securities of a series represented by one or more Global Securities and, in such event, will issue individual Debt Securities of such series in exchange for the Global Security or Securities representing such series of Debt Securities. Further, if the Company so specifies with respect to the Debt Securities of a series, an owner of a beneficial interest in a Global Security representing Debt Securities of such series may, on terms acceptable to the Company, the applicable Debt Trustee and the Depositary for such Global Security, receive individual Debt Securities of such series in exchange for such beneficial interests, subject to any limitations described in the Prospectus Supplement relating to such Debt Securities. In any such instance, an owner of a beneficial interest in a Global Security will be entitled to physical delivery of individual Debt Securities of the series represented by such Global Security equal in principal amount to such beneficial interest and to have such Debt Securities registered in its name. Individual Debt Securities of such series so issued will be issued in denominations, unless otherwise specified by the Company, of $1,000 and integral multiples thereof.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     Each Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless (i) the successor corporation shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding Debt Securities and the performance of every covenant in the applicable Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Company shall have delivered to the applicable Debt Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for the Company as obligor on the Debt Securities, with the same effect as if it had been named in the applicable Indenture as the Company. Other than the restrictions on Mortgages described below, the Indentures and the Debt Securities do not contain any covenants or other provisions designed to protect holders of Debt Securities in the event of a highly leveraged transaction involving the Company or any Subsidiary.

EVENTS OF DEFAULT; WAIVER AND NOTICE THEREOF; DEBT SECURITIES IN FOREIGN CURRENCIES

     As to any series of Debt Securities, an Event of Default is defined in each Indenture as (i) default for 30 days in payment of any interest on the Debt Securities of such series, or, in the case of the Subordinated Debt Indenture, for a period of 90 days; (ii) default in payment of principal of or any premium on the Debt Securities of such series at maturity; (iii) default in payment of any sinking or purchase fund or analogous obligation, if any, on the Debt Securities of such series; (iv) default by the Company in the performance of any other covenant or warranty contained in the applicable Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice is given as specified in the applicable Indenture; and (v) certain events of bankruptcy, insolvency and reorganization of the Company.

     A default under other indebtedness of the Company will not be a default under the Indentures and a default under one series of Debt Securities will not necessarily be a default under another series.

     Each Indenture provides that (i) if an Event of Default described in clause
(i), (ii), (iii) or (iv) above (if the Event of Default under clause (iv) is with respect to less than all series of Debt Securities then outstanding) shall have occurred and be continuing with respect to any series, either the applicable Debt Trustee or the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all outstanding Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately and (ii) if an Event of Default described in clause (iv) or (v) above (if the Event of Default under clause (iv) is with respect to all series of Debt Securities then outstanding) shall have occurred and be continuing, either the applicable Debt Trustee or the holders of at least 25% in aggregate principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such Debt Securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the Debt Securities of such series then outstanding.

     Under each Indenture the applicable Debt Trustee must give to the holders of each series of Debt Securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term "default" to include the events specified above without notice or grace periods, except that in the case of any default of the type described in clause (iv) above, no such notice shall be given until at least 90 days after the occurrence thereof); provided that, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the applicable Debt Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Debt Securities of such series.

     No holder of any Debt Securities of any series may institute any action under either Indenture unless (i) such holder shall have given the Debt Trustee thereunder written notice of a continuing Event of Default with respect to such series, (ii) the holders of not less than 25% in aggregate principal amount of the Debt Securities of such series then outstanding shall have requested the Debt Trustee thereunder to institute proceedings in respect of such Event of Default, (iii) such holder or holders shall have offered the Debt Trustee thereunder such reasonable indemnity as such Debt Trustee may require, (iv) the Debt Trustee thereunder shall have failed to institute an action for 60 days thereafter and (v) no inconsistent direction shall have been given to the Debt Trustee thereunder during such 60-day period by the holders of a majority in aggregate principal amount of Debt Securities of such series then outstanding.

     The holders of a majority in aggregate principal amount of the Debt Securities of any series affected and then outstanding will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Debt Trustee or exercising any trust or power conferred on such Debt Trustee with respect to such series of Debt Securities. Each Indenture provides that, in case an Event of Default shall occur and be continuing, the Debt Trustee thereunder, in exercising its rights and powers under such Indenture, will be required to use the degree of care of a prudent person in the conduct of such person's own affairs. Each Indenture further provides that the Debt Trustee thereunder shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under such Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

     The Company must furnish to the Debt Trustees within 120 days after the end of each fiscal year a statement signed by one of certain officers of the Company to the effect that a review of the activities of the Company during such year and of its performance under the applicable Indenture and the terms of the Debt Securities has been made, and, to the best of the knowledge of the signatories based on such review, the Company has complied with all conditions and covenants of such Indenture through such year or, if the Company is in default, specifying such default.

     If any Debt Securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action as herein described, the principal amount of such Debt Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Debt Securities are denominated (as evidenced to the applicable Debt Trustee by an Officers' Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the applicable Debt Trustee as provided in the respective Indenture.

     If any Debt Securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of Debt Securities have taken any action herein described, the principal amount of such Debt Securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof.

MODIFICATION OF THE INDENTURES

     The Indentures provide that the Company and the applicable Debt Trustee may, without the consent of any holders of Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Events of Default, establishing the form or terms of any series of Debt Securities or curing ambiguities or inconsistencies in such Indenture or making other provisions.

     With certain exceptions, the applicable Indenture or the rights of the holders of the Debt Securities may be modified by the Company and the applicable Debt Trustee with the consent of the holders of a majority in aggregate principal amount of the Debt Securities of each series affected by such modification then outstanding, but no such modification may be made without the consent of the holder of each outstanding Debt Security affected thereby which would (i) change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any Debt Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be), (ii) reduce the percentage in principal amount of the outstanding Debt Securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the applicable Indenture or certain defaults thereunder and their consequences provided for in such Indenture, or (iii) modify any of the provisions of certain Sections of the applicable Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of such Indenture cannot be modified or waived without the consent of the holder of each outstanding Debt Security affected thereby.

SATISFACTION AND DISCHARGE OF THE INDENTURES; DEFEASANCE

     The Indentures shall generally cease to be of any further effect with respect to a series of Debt Securities if (i) the Company has delivered to the applicable Debt Trustee for cancellation all Debt Securities of such series (with certain limited exceptions) or (ii) all Debt Securities of such series not theretofore delivered to the applicable Debt Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the applicable Debt Trustee as trust funds the entire amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the applicable Debt Trustee) without consideration of any reinvestment and after payment of all taxes or other charges and assessments in respect thereof payable by the applicable Debt Trustee to pay at maturity or upon redemption all such Debt Securities, no default with respect to the Debt Securities has occurred and is continuing on the date of such deposit, such deposit does not result in a breach or violation of, or constitute a default under, the applicable Indenture or any other agreement or instrument to which the Company is a party and the Company delivered an officers' certificate and an opinion of counsel each stating that such conditions have been complied with (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the applicable Indenture by the Company).

     In addition, the Company shall have a "legal defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, all of its obligations under such Debt Securities and the applicable Indenture with respect to such Debt Securities) and a "covenant defeasance option" (pursuant to which it may terminate, with respect to the Debt Securities of a particular series, its obligations with respect to such Debt Securities under certain specified covenants contained in the applicable Indenture). If the Company exercises its legal defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Debt Securities, payment of such Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

     The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Debt Securities of a series only if (i) the Company irrevocably deposits in trust with the applicable Debt Trustee cash or U.S. Government Obligations (as defined in the applicable Indenture) for the payment of principal, premium, if any, and interest with respect to such Debt Securities to maturity or redemption, as the case may be, (ii) the Company delivers to the applicable Debt Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the Debt Securities of such series to maturity or redemption, as the case may be, (iii) 91 days pass after the deposit is made and during the 91-day period no default described in clause (v) under "-- Events of Default, Waiver and Notice Thereof; Debt Securities in Foreign Currencies" above with respect to the Company occurs that is continuing at the end of such period, (iv) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto, (v) the deposit does not constitute a default under any other agreement binding on the Company, (vi) the Company delivers to the applicable Debt Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (vii) the Company shall have delivered to the applicable Debt Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance, and
(viii) the Company delivers to the applicable Debt Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Debt Securities of such series as contemplated by the applicable Indenture have been complied with.

     The applicable Debt Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the Debt Securities of the defeased series.

CONCERNING THE DEBT TRUSTEES

     The Debt Trustee for the Senior Debt Securities and the Debt Trustee for the Subordinated Debt Securities will be identified in the relevant Prospectus Supplement. In certain instances, the Company or the holders of a majority of the then outstanding principal amount of the Debt Securities issued under an indenture may remove the Debt Trustee and appoint a successor Debt Trustee. The Debt Trustee may become the owner or pledgee of any of the Debt Securities with the same rights, subject to certain conflict of interest restrictions, it would have if it were not the Debt Trustee. The Debt Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by federal or state authority. From time to time and subject to applicable law relating to conflicts of interest, the Debt Trustee may also serve as trustee under other indentures relating to Debt Securities issued by the Company or affiliated companies and may engage in commercial transactions with the Company and affiliated companies. The initial Debt Trustee under each Indenture is The Bank of New York, who currently serves as the transfer agent and registrar for the Common Stock and is a lender to the Company under the Company's Amended and Restated Credit Agreement dated April 10, 1997.

SENIOR DEBT SECURITIES

     In addition to the provisions previously described herein and applicable to all Debt Securities, the following description of the Senior Debt Securities summarizes certain general terms and provisions of the Senior Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Senior Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to any series of Senior Debt Securities will be described in the Prospectus Supplement relating thereto.

  Ranking of Senior Debt Securities

     Unless otherwise specified in a Prospectus Supplement for a particular series of Debt Securities, all series of Senior Debt Securities will be senior indebtedness of the Company and will be direct, unsecured obligations of the Company, ranking on a parity with all other unsecured and unsubordinated indebtedness of the Company. The Company is a holding company and the Debt Securities will be effectively subordinated to all existing and future liabilities, including indebtedness, of the Company's subsidiaries. See "Holding Company Structure."

  Covenants of the Company

     The Senior Indenture contains the covenants summarized below, which will be applicable (unless waived or amended) so long as any of the Senior Debt Securities are outstanding, unless stated otherwise in the Prospectus Supplement.

          Limitation on Mortgages. The Company will not, nor will it permit any Restricted Subsidiary to, create, assume, incur or suffer to exist (i) any Mortgage upon any stock or indebtedness of any Restricted Subsidiary, whether owned on the date of the Senior Indenture or thereafter acquired, to secure any Debt of the Company or any other person (other than the Senior Debt Securities), or (ii) any Mortgage upon any Principal Property, whether owned or leased on the date of the Senior Indenture, or thereafter acquired, to secure any Debt of the Company or any other person (other than the Senior Debt Securities), without in any such case making effective provision whereby all the outstanding Senior Debt Securities shall be directly secured equally and ratably with such Debt. There will be excluded from this restriction any Mortgage upon stock or indebtedness of a corporation existing at the time such corporation becomes a Subsidiary or at the time stock or indebtedness of a Subsidiary is acquired and any extension, renewal or replacement of any such Mortgage; provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided further, that such Mortgage shall be limited to all or such part of the stock or indebtedness which secured the Mortgage so extended, renewed or replaced.

          There will be excluded from the restriction referred to in the next preceding paragraph the following Mortgages (the Mortgages set forth in the following clauses (i) through (viii) the "Permitted Mortgages"): (i) any Mortgage upon property owned or leased by a corporation existing at the time such corporation becomes a Restricted Subsidiary, (ii) any Mortgage upon property existing at the time of the acquisition thereof or to secure payment of any part of the purchase price thereof or any Debt incurred to finance the purchase thereof, (iii) any Mortgage upon property to secure any part of the cost of development, construction, alteration, repair or improvement of such property, or Debt incurred to finance such cost, (iv) any Mortgage securing Debt of a Restricted Subsidiary owing to the Company or to another Restricted Subsidiary, (v) any Mortgage existing on the date of the Senior Indenture, (vi) any Mortgage on property of the Company or a Restricted Subsidiary in favor of the United States of America or any State or political subdivision thereof, or in favor of any other country or any political subdivision thereof, to secure payment pursuant to any contract or statute or to secure any indebtedness incurred for the purpose of financing all or part of the purchase price or the cost of construction or improvement of the property subject to such Mortgage, (vii) any Mortgage on any property subsequently acquired by the Company or any Restricted Subsidiary, contemporaneously with such acquisition or within 120 days thereafter, to secure or provide for the payment of any part of the purchase price of such property, or any Mortgage assumed by the Company or any Restricted Subsidiary upon any property subsequently acquired by the Company or any Restricted Subsidiary which were existing at the time of such acquisition, provided that the amount of any Indebtedness secured by any such Mortgage created or assumed does not exceed the cost to the Company or Restricted Subsidiary, as the case may be, of the property covered by such Mortgage, and (viii) any extension, renewal or replacement, in whole or in part, of any Mortgage referred to in the foregoing clauses (i) through (vii); provided, however, that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement; and provided, further, that such Mortgage shall be limited to all or such part of the property which secured the Mortgage so extended, renewed or replaced.

          Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, create, assume, incur or suffer to exist any Mortgage upon any Principal Property without equally and ratably securing the Senior Debt Securities if the aggregate amount of all Debt then outstanding secured by such Mortgage and all similar Mortgages does not exceed 15% of the total consolidated shareholders' equity (including Preferred Stock) of the Company as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Company; provided that Debt secured by Permitted Mortgages shall not be included in the amount of such secured Debt.

          Sale and Leaseback Transactions. The Company will not, nor will it permit any Restricted Subsidiary to, enter into any arrangement with any person providing for the leasing by the Company or a Restricted Subsidiary as lessee of any Principal Property (except for temporary leases for a term, including renewals, of not more than three years), which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person (herein referred to as a "Sale-Leaseback Transaction"), unless (i) such Sale-Leaseback Transaction occurs within 120 days from the date of acquisition of such Principal Property or the date of the completion of construction or commencement of full operations on such Principal Property, whichever is later, or (ii) the Company, within 120 days after such Sale-Leaseback Transaction, applies or causes to be applied to the retirement of Funded Debt of the Company or any Subsidiary (other than Funded Debt of the Company which by its terms or the terms of the instrument pursuant to which it was issued is subordinate in right of payment to the Senior Debt Securities) an amount not less than the net proceeds of the sale of such Principal Property. Notwithstanding the foregoing provisions, the Company may, and may permit any Restricted Subsidiary to, effect any Sale-Leaseback Transaction involving any Principal Property, provided that the net sale proceeds from such Sale-Leaseback Transaction, together with all Debt secured by Mortgages other than Permitted Mortgages, does not exceed 15% of the total consolidated shareholders' equity of the Company as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Company.

  Definitions

     For the purposes of the description of the Senior Debt Securities:

     "Debt" means indebtedness for money borrowed.

     "Funded Debt" of any person means all indebtedness for borrowed money created, incurred, assumed or guaranteed in any manner by such person, and all indebtedness, contingent or otherwise, incurred or assumed by such person in connection with the acquisition of any business, property or asset, which in each case matures more than one year after, or which by its terms is renewable or extendible or payable out of the proceeds of similar indebtedness incurred pursuant to the terms of any revolving credit agreement or any similar agreement at the option of such person for a period ending more than one year after the date as of which Funded Debt is being determined; provided, however, that Funded Debt shall not include (i) any indebtedness for the payment, redemption or satisfaction of which money (or evidences of indebtedness, if permitted under the instrument creating or evidencing such indebtedness) in the necessary amount shall have been irrevocably deposited in trust with a trustee or proper depository either on or before the maturity or redemption date thereof or (ii) any indebtedness of such person to any of its Subsidiaries or of any Subsidiary to such person or any other Subsidiary or (iii) any indebtedness incurred in connection with the financing of operating, construction or acquisition projects, provided that the recourse for such indebtedness is limited to the assets of such projects.

     "Mortgage" means any mortgage, pledge, lien, encumbrance, charge or security interest of any kind.

     "Principal Property" means any radio broadcasting, television broadcasting or outdoor advertising property located in the United States owned or leased by the Company or any subsidiary, unless, in the opinion of the Board of Directors of the Company, any of such properties are not in the aggregate of material importance to the total business conducted by the Company and its Subsidiaries as an entirety.

     "Restricted Subsidiary" means each Subsidiary as of the date of the Indenture and each Subsidiary thereafter created or acquired, unless expressly excluded by resolution of the Board of Directors of the Company before, or within 120 days following, such creation or acquisition.

     "Subsidiary", when used with respect to the Company, means any corporation of which a majority of the outstanding voting stock is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or both.

SUBORDINATED DEBT SECURITIES

     In addition to the provisions previously described herein and applicable to all Debt Securities, the following description of the Subordinated Debt Securities summarizes certain general terms and provisions of the Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to any series of Subordinated Debt Securities will be described in the Prospectus Supplement relating thereto.

  Ranking of Subordinated Debt Securities

     The Subordinated Debt Securities will be subordinated in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

     The payment of the principal of, premium, if any, and interest on the Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company and pari passu with the Company's trade creditors. No payment on account of principal of, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all Senior Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness. In addition, the Subordinated Indenture provides that if a default has occurred giving the holders of such Senior Indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute such an event of default, then unless and until such event shall have been cured or waived or shall have ceased to exist, no payment on account of principal, premium, if any, or interest on the Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Subordinated Debt Securities may be made. The Company shall give prompt written notice to the Subordinated Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. The Subordinated Indenture provisions described in this paragraph, however, do not prevent the Company from making a sinking fund payment with Subordinated Debt Securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. Upon any distribution of its assets in connection with any dissolution, liquidation or reorganization of the Company, all Senior Indebtedness must be paid in full before the holders of the Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of the Company's insolvency, holders of the Subordinated Debt Securities may recover ratably less than senior creditors of the Company.

     For purposes of the description of the Subordinated Debt Securities, the term "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Subordinated Indenture or thereafter incurred or created (i) indebtedness of the Company for money borrowed by the Company (including purchase money obligations with an original maturity in excess of one year) or evidenced by securities (other than the Subordinated Debt Securities or Junior Subordinated Debt Securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by the Company; (ii) obligations with respect to letters of credit; (iii) indebtedness of the Company constituting a guarantee of indebtedness of others of the type referred to in the preceding clauses (i) and (ii); or (iv) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i), (ii) and
(iii) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Subordinated Debt Securities.

               DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

     The following description of the terms of the Junior Subordinated Debt Securities summarizes certain general terms and provisions of the Junior Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Junior Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to any series of Junior Subordinated Debt Securities will be described in the Prospectus Supplement relating thereto.

     Junior Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture (the "Junior Subordinated Indenture") between the Company and The Bank of New York or such other trustee as may be named in a Prospectus Supplement (the "Junior Subordinated Indenture Trustee"). The form of Junior Subordinated Indenture has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The following description summarizes the material terms of the Junior Subordinated Indenture and is qualified in its entirety by reference to the Junior Subordinated Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Junior Subordinated Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

     The Junior Subordinated Debt Securities will be unsecured, junior subordinated obligations of the Company. The Junior Subordinated Indenture does not limit the amount of additional indebtedness the Company or any of its subsidiaries may incur. Since the Company is a holding company, the Company's rights and the rights of its creditors, including the holders of Junior Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The Junior Subordinated Indenture does not limit the aggregate principal amount of indebtedness which may be issued thereunder and provides that Junior Subordinated Debt Securities may be issued thereunder from time to time in one or more series. The Junior Subordinated Debt Securities are issuable in one or more series pursuant to a board resolution or an indenture supplemental to the Junior Subordinated Indenture.

     In the event Junior Subordinated Debt Securities are issued to a CCCI Trust or a Trustee of such CCCI Trust in connection with the issuance of Preferred Securities by such CCCI Trust, such Junior Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Preferred Securities in connection with the dissolution of such CCCI Trust upon the occurrence of certain events described in the applicable Prospectus Supplement. Only one series of Junior Subordinated Debt Securities will be issued to a CCCI Trust or a Trustee of such CCCI Trust in connection with the issuance of Preferred Securities by such CCCI Trust.

     Reference is made to the Prospectus Supplement for the following terms of the series of Junior Subordinated Debt Securities being offered hereby (to the extent such terms are applicable to the Junior Subordinated Debt Securities):
(i) the specific designation of such Junior Subordinated Debt Securities, aggregate principal amount and purchase price; (ii) any limit on the aggregate principal amount of such Junior Subordinated Debt Securities; (iii) the date or dates on which the principal of such Junior Subordinated Debt Securities is payable and the right, if any, to extend such date or dates; (iv) the rate or rates at which such Junior Subordinated Debt Securities will bear interest or the method of calculating such rate or rates, if any; (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company; (viii) the obligation, if any, of the Company to redeem or purchase such Junior Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, such Junior Subordinated Debt Securities shall be redeemed or purchased, in whole or part, pursuant to such obligation; (ix) any applicable federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on the Junior Subordinated Debt Securities held by a person who is not a U.S. person in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Junior Subordinated Debt Securities rather than pay such additional amounts; (x) the form of such Junior Subordinated Debt Securities; (xi) if other than denominations of $25 or any integral multiple thereof, the denominations in which such Junior Subordinated Debt Securities shall be issuable; (xii) any and all other terms with respect to such series, including any modification of or additions to the events of default or covenants provided for with respect to the Junior Subordinated Debt Securities, and any terms which may be required by or advisable under applicable laws or regulations not inconsistent with the Junior Subordinated Indenture; (xiii) the terms and conditions upon which the Junior Subordinated Debt Securities may be convertible into or exchanged for Common Stock, Preferred Stock, Preferred Securities, or indebtedness or other securities of any kind of the Company; and (xiv) whether such Junior Subordinated Debt Securities are issuable as a global security, and in such case, the identity of the depositary.

     Unless otherwise indicated in the applicable Prospectus Supplement, the Junior Subordinated Debentures will be issued in United States dollars in fully registered form without coupons in denominations of $25 or integral multiples thereof. No service charge will be made for any transfer or exchange of any Junior Subordinated Debt Securities, but the Company may, except in certain specified cases not involving any transfer, require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Unless otherwise set forth in the Prospectus Supplement, interest on outstanding Junior Subordinated Debt Securities will be paid to holders of record on the date which is 15 days immediately prior to the date such interest is to be paid.

     Junior Subordinated Debt Securities may bear interest at a fixed rate or a floating rate. Junior Subordinated Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special federal income tax considerations applicable to any such discounted Junior Subordinated Debt Securities or to certain Junior Subordinated Debt Securities issued at par which are treated as having been issued at a discount for federal income tax purposes will be described in the applicable Prospectus Supplement.

GLOBAL SECURITIES

     If any Junior Subordinated Debt Securities of a series are represented by one or more Global Securities, the applicable Prospectus Supplement will describe the circumstances, if any, under which beneficial owners of interests in any such Global Security may exchange such interests for Junior Subordinated Debt Securities of such series and of like tenor and principal amount in any authorized form and denomination. Principal of, and any premium and interest on, a Global Security will be payable in the manner described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Junior Subordinated Debt Securities to be represented by a Global Security will be described in the applicable Prospectus Supplement.

CONSOLIDATION, MERGER, CONVEYANCE OR TRANSFER

     The Junior Subordinated Indenture provides that the Company may not consolidate with or merge into any other corporation or convey or transfer its properties and assets substantially as an entirety to any person, unless (i) the successor corporation shall be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia, and shall expressly assume by a supplemental indenture the due and punctual payment of the principal of, any premium on, and any interest on, all the outstanding Junior Subordinated Debt Securities and the performance of every covenant in the Junior Subordinated Indenture on the part of the Company to be performed or observed; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing; and (iii) the Company shall have delivered to the applicable Junior Subordinated Indenture Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction. In case of any such consolidation, merger, conveyance or transfer, such successor corporation will succeed to and be substituted for the Company as obligor on the Junior Subordinated Debt Securities, with the same effect as if it had been named in the Junior Subordinated Indenture as the Company. The Junior Subordinated Indentures and the Junior Subordinated Debt Securities do not contain any covenants or other provisions designed to protect holders of Junior Subordinated Debt Securities in the event of a highly leveraged transaction involving the Company or any Subsidiary.

EVENTS OF DEFAULT; WAIVER AND NOTICE THEREOF; JUNIOR SUBORDINATED DEBT SECURITIES IN FOREIGN CURRENCIES

     As to any series of Junior Subordinated Debt Securities, an Event of Default is defined in each Junior Subordinated Indenture as (i) default for 90 days in payment of any interest on the Junior Subordinated Debt Securities of such series (subject to the deferral of any due date in the case of an Extension Period); (ii) default in payment of principal of or any premium on the Junior Subordinated Debt Securities of such series at maturity; (iii) default in payment of any sinking or purchase fund or analogous obligation, if any, on the Junior Subordinated Debt Securities of such series; (iv) default by the Company in the performance, or breach, of any other covenant or warranty contained in the Junior Subordinated Indenture for the benefit of such series which shall not have been remedied for a period of 90 days after notice is given as specified in the Junior Subordinated Indenture; and (v) certain events of bankruptcy, insolvency and reorganization of the Company.

     A default under other indebtedness of the Company will not be a default under the Junior Subordinated Indentures and a default under one series of Debt Securities or Junior Subordinated Debt Securities will not necessarily be a default under another series.

     The Junior Subordinated Indenture provides that (i) if an Event of Default described in clause (i), (ii), (iii) or (iv) above (if the Event of Default under clause (iv) above is with respect to less than all series of Junior Subordinated Debt Securities outstanding) shall have occurred and be continuing with respect to any series, either the Junior Subordinated Indenture Trustee or the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding (each such series acting as a separate class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all outstanding Junior Subordinated Debt Securities of such series and the interest accrued thereon, if any, to be due and payable immediately, and
(ii) if an Event of Default described in clause (iv) or (v) above (if the Event of Default under clause (iv) above is with respect to all series of Junior Subordinated Debt Securities then outstanding) shall have occurred and be continuing, either the Junior Subordinated Indenture Trustee or the holders of at least 25% in aggregate principal amount of all Junior Subordinated Debt Securities then outstanding (treated as one class) may declare the principal (or, in the case of Original Issue Discount Securities, the portion thereof specified in the terms thereof) of all

Junior Subordinated Debt Securities then outstanding and the interest accrued thereon, if any, to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults (except for defaults in the payment of principal of, any premium on, or any interest on, such Junior Subordinated Debt Securities and in compliance with certain covenants) may be waived by the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding (subject to, in the case of any series of Junior Subordinated Debt Securities held as trust assets of a CCCI Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such CCCI Trust as may be required under the Declaration of Trust of such CCCI Trust).

     "Security Exchange" when used with respect to the Securities of any series which are held as trust assets of a CCCI Trust pursuant to the Declaration of Trust of such CCCI Trust means the distribution of the Securities of such series by such CCCI Trust in exchange for the Preferred Securities and the Common Securities of such CCCI Trust in dissolution of such CCCI Trust pursuant to the Declaration of Trust of such CCCI Trust.

     Under the Junior Subordinated Indenture the Junior Subordinated Indenture Trustee must give to the holders of each series of Junior Subordinated Debt Securities notice of all uncured defaults known to it with respect to such series within 90 days after such a default occurs (the term "default" to include the events specified above without notice or grace periods, except that in the case of any default of the type described in clause (d) above, no such notice shall be given until at least 90 days after the occurrence thereof); provided that, except in the case of default in the payment of principal of, any premium on, or any interest on, any of the Junior Subordinated Debt Securities, or default in the payment of any sinking or purchase fund installment or analogous obligations, the applicable Junior Subordinated Indenture Trustee shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interests of the holders of the Junior Subordinated Debt Securities of such series.

     No holder of any Junior Subordinated Debt Securities of any series may institute any action under the Junior Subordinated Indenture unless (i) such holder shall have given the Junior Subordinated Indenture Trustee thereunder written notice of a continuing Event of Default with respect to such series,
(ii) the holders of not less than 25% in aggregate principal amount of the Junior Subordinated Debt Securities of such series then outstanding shall have requested the Junior Subordinated Indenture Trustee thereunder to institute proceedings in respect of such Event of Default, (iii) such holder or holders shall have offered the Junior Subordinated Indenture Trustee thereunder such reasonable indemnity as such Junior Subordinated Indenture Trustee may require,
(iv) the Junior Subordinated Indenture Trustee thereunder shall have failed to institute an action for 60 days thereafter and (v) no inconsistent direction shall have been given to the Junior Subordinated Indenture Trustee thereunder during such 60-day period by the holders of a majority in aggregate principal amount of Junior Subordinated Debt Securities of such series then outstanding (subject to, in the case of any series of Junior Subordinated Debt Securities held as trust assets of a CCCI Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such CCCI Trust as may be required under the Declaration of Trust of such CCCI Trust).

     The holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of any series affected and then outstanding (subject to, in the case of any series of Junior Subordinated Debt Securities held as trust assets of a CCCI Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such CCCI Trust as may be required under the Declaration of Trust of such CCCI Trust) will have the right, subject to certain limitations, to direct the time, method and place of conducting any proceeding for any remedy available to the applicable Junior Subordinated Indenture Trustee or exercising any trust or power conferred on such Junior Subordinated Indenture Trustee with respect to such series of Junior Subordinated Debt Securities. The Junior Subordinated Indenture provides that, in case an Event of Default shall occur and be continuing, the Junior Subordinated Indenture Trustee thereunder, in exercising its rights and powers under such Junior Subordinated Indenture, will be required to use the degree of care of a prudent person in the conduct of such person's own affairs. Each Junior Subordinated Indenture further provides that the Junior

Subordinated Indenture Trustee thereunder shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under such Junior Subordinated Indenture unless it has reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is reasonably assured to it.

     The Company must furnish to the Junior Subordinated Indenture Trustee within 120 days after the end of each fiscal year a statement signed by one of certain officers of the Company to the effect that a review of the activities of the Company during such year and of its performance under the Junior Subordinated Indenture and the terms of the Junior Subordinated Debt Securities has been made, and, to the best of the knowledge of the signatories based on such review, the Company has complied with all conditions and covenants of such Junior Subordinated Indenture through such year or, if the Company is in default, specifying such default.

     If any Junior Subordinated Debt Securities are denominated in a coin or currency other than that of the United States, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action as herein described, the principal amount of such Junior Subordinated Debt Securities shall be deemed to be that amount of United States dollars that could be obtained for such principal amount on the basis of the spot rate of exchange into United States dollars for the currency in which such Junior Subordinated Debt Securities are denominated (as evidenced to the applicable Junior Subordinated Indenture by an Officers' Certificate) as of the date the taking of such action by the holders of such requisite principal amount is evidenced to the applicable Junior Subordinated Indenture as provided in the respective Junior Subordinated Indenture.

     If any Junior Subordinated Debt Securities are Original Issue Discount Securities, then for the purposes of determining whether the holders of the requisite principal amount of Junior Subordinated Debt Securities have taken any action herein described, the principal amount of such Junior Subordinated Debt Securities shall be deemed to be the portion of such principal amount that would be due and payable at the time of the taking of such action upon a declaration of acceleration of maturity thereof.

MODIFICATION OF THE JUNIOR SUBORDINATED INDENTURE

     The Junior Subordinated Indenture provides that the Company and the Junior Subordinated Indenture Trustee may, without the consent of any holders of Junior Subordinated Debt Securities, enter into supplemental indentures for the purposes, among other things, of adding to the Company's covenants, adding additional Junior Subordinated Indenture Events of Default, establishing the form or terms of any series of Junior Subordinated Debt Securities or curing ambiguities or inconsistencies in the Junior Subordinated Indenture or making other provisions.

     With certain exceptions, the Junior Subordinated Indenture or the rights of the holders of the Junior Subordinated Debt Securities may be modified by the Company and the Junior Subordinated Indenture Trustee with the consent of the holders of a majority in aggregate principal amount of the Junior Subordinated Debt Securities of each series affected by such modification then outstanding (subject to, in the case of any series of Junior Subordinated Debt Securities held as trust assets of a CCCI Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such CCCI Trust as may be required under the Declaration of Trust of such CCCI Trust), but no such modification may be made without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby (subject to, in the case of any series of Junior Subordinated Debt Securities held as trust assets of a CCCI Trust and with respect to which a Security Exchange has not theretofore occurred, such consent of the holders of the Preferred Securities and the Common Securities of such CCCI Trust as may be required under the Declaration of Trust of such CCCI Trust) which would (i) change the maturity of any payment of principal of, or any premium on, or any installment of interest on any Junior Subordinated Debt Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date or change any place of payment where, or the coin or currency in which, any Junior Subordinated Debt Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be), (ii) reduce the percentage in principal amount of the outstanding Junior Subordinated Debt Securities of any series, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with certain provisions of the Junior Subordinated Indenture or certain defaults thereunder and their consequences provided for in such Indenture, or (iii) modify any of the provisions of certain Sections of the Junior Subordinated Indenture, including the provisions summarized in this paragraph, except to increase any such percentage or to provide that certain other provisions of the Junior Subordinated Indenture cannot be modified or waived without the consent of the holder of each outstanding Junior Subordinated Debt Security affected thereby.

SATISFACTION AND DISCHARGE OF THE JUNIOR SUBORDINATED INDENTURE; DEFEASANCE

     The Junior Subordinated Indenture shall generally cease to be of any further effect with respect to a series of Junior Subordinated Debt Securities if (i) the Company has delivered to the Junior Subordinated Indenture Trustee for cancellation all Junior Subordinated Debt Securities of such series (with certain limited exceptions) or (ii) all Junior Subordinated Debt Securities of such series not theretofore delivered to the Junior Subordinated Indenture Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year, and the Company shall have deposited with the Junior Subordinated Indenture Trustee as trust funds the entire amount sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Junior Subordinated Indenture Trustee) without consideration of any reinvestment and after payment of all taxes or other charges and assessments in respect thereof payable by the Junior Subordinated Indenture Trustee to pay at maturity or upon redemption all such Junior Subordinated Debt Securities, no default with respect to the Junior Subordinated Debt Securities has occurred and is continuing on the date of such deposit, such deposit does not result in a breach or violation of, or constitute a default under, the Junior Subordinated Indenture or any other agreement or instrument to which the Company is a party and the Company delivered an officers' certificate and an opinion of counsel each stating that such conditions have been complied with (and if, in either case, the Company shall also pay or cause to be paid all other sums payable under the Junior Subordinated Indenture by the Company).

     In addition, the Company shall have a "legal defeasance option" (pursuant to which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, all of its obligations under such Junior Subordinated Debt Securities and the Junior Subordinated Indenture with respect to such Junior Subordinated Debt Securities) and a "covenant defeasance option" (pursuant to which it may terminate, with respect to the Junior Subordinated Debt Securities of a particular series, its obligations with respect to such Junior Subordinated Debt Securities under certain specified covenants contained in the Junior Subordinated Indenture). If the Company exercises its legal defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of such Junior Subordinated Debt Securities may not be accelerated because of an Event of Default. If the Company exercises its covenant defeasance option with respect to a series of Junior Subordinated Debt Securities, payment of such Junior Subordinated Debt Securities may not be accelerated because of an Event of Default related to the specified covenants.

     The Company may exercise its legal defeasance option or its covenant defeasance option with respect to the Junior Subordinated Debt Securities of a series only if (i) the Company irrevocably deposits in trust with the Junior Subordinated Indenture Trustee cash or U.S. Government Obligations (as defined in the Junior Subordinated Indenture) for the payment of principal, premium, if any, and interest with respect to such Junior Subordinated Debt Securities to maturity or redemption, as the case may be, (ii) the Company delivers to the Junior Subordinated Indenture Trustee a certificate from a nationally recognized firm of independent public accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay the principal, premium, if any, and interest when due with respect to all the Junior Subordinated Debt Securities of such series to maturity or redemption, as the case may be, (iii) 91 days pass after the deposit is made and during the 91-day period no default described in clause (v) under "-- Events of Default, Waiver and Notice Thereof; Junior Subordinated Debt Securities in Foreign Currencies" above with respect to the Company occurs that is continuing at the end of such period, (iv) no Default has occurred and is continuing on the date of such deposit and after giving effect thereto, (v) the deposit does not constitute a default under any other agreement binding on the Company, (vi) the Company delivers to the Junior Subordinated Indenture Trustee an opinion of counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940, (vii) the Company shall have delivered to the Junior Subordinated Indenture Trustee an opinion of counsel addressing certain federal income tax matters relating to the defeasance, and (viii) the Company delivers to the Junior Subordinated Indenture Trustee an officers' certificate and an opinion of counsel, each stating that all conditions precedent to the defeasance and discharge of the Junior Subordinated Debt Securities of such series as contemplated by the Junior Subordinated Indenture have been complied with.

     The Junior Subordinated Indenture Trustee shall hold in trust cash or U.S. Government Obligations deposited with it as described above and shall apply the deposited cash and the proceeds from deposited U.S. Government Obligations to the payment of principal, premium, if any, and interest with respect to the Junior Subordinated Debt Securities of the defeased series.

CONCERNING THE JUNIOR SUBORDINATED INDENTURE TRUSTEE

     The Junior Subordinated Indenture Trustee for the Junior Subordinated Debt Securities will be identified in the relevant Prospectus Supplement. In certain instances, the Company or the holders of a majority of the then outstanding principal amount of the Junior Subordinated Debt Securities issued under an Junior Subordinated Indenture may remove the Junior Subordinated Indenture Trustee and appoint a successor Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee may become the owner or pledgee of any of the Junior Subordinated Debt Securities with the same rights, subject to certain conflict of interest restrictions, it would have if it were not the Junior Subordinated Indenture Trustee. The Junior Subordinated Indenture Trustee and any successor trustee must be a corporation organized and doing business as a commercial bank or trust company under the laws of the United States or of any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and subject to examination by federal or state authority. From time to time and subject to applicable law relating to conflicts of interest, the Junior Subordinated Indenture Trustee may also serve as trustee under other indentures relating to Debt Securities or Junior Subordinated Debt Securities issued by the Company or affiliated companies and may engage in commercial transactions with the Company and affiliated companies. Initially, the Junior Subordinated Indenture Trustee is The Bank of New York, who currently serves as the transfer agent and registrar for the Common Stock and is a lender to the Company under the Company's Amended and Restated Credit Agreement dated April 10, 1997.

CERTAIN COVENANTS OF THE COMPANY APPLICABLE TO THE JUNIOR SUBORDINATED DEBT SECURITIES

     If Junior Subordinated Debt Securities are issued to a CCCI Trust in connection with the issuance of Preferred Securities by such CCCI Trust, the Company covenants in the Junior Subordinated Indenture that, so long as the Preferred Securities of such CCCI Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any Common Stock or Preferred Stock or make any guarantee payments with respect thereto if at such time (i) the Company shall be in default with respect to its Guarantee Payments (as defined herein) or other payment obligations under the related Guarantee,
(ii) there shall have occurred any Junior Subordinated Indenture Event of Default with respect to such Junior Subordinated Debt Securities, or (iii) in the event that Junior Subordinated Debt Securities are issued to the applicable CCCI Trust in connection with the issuance of Preferred Securities by such CCCI Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (a) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (b) any declaration of a dividend under a shareholder rights plan or in connection with the implementation of a shareholder rights plan, the issuance of capital stock of the Company under a shareholder rights plan or the redemption or repurchase of any such right distributed pursuant to a shareholder rights plan, (c) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any Preferred Stock as may be outstanding from time to time in accordance with the terms of such Preferred Stock, (d) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any Preferred Stock as may be outstanding from time to time in accordance with the terms of such Preferred Stock, (e) payments under the Guarantees, or (f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, or related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan. In addition, if Junior Subordinated Debt Securities are issued to a CCCI Trust in connection with the issuance of Preferred Securities by such CCCI Trust, for so long as the Preferred Securities of such CCCI Trust remain outstanding, the Company has agreed (1) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such CCCI Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such CCCI Trust; provided that any permitted successor of the Company under the Junior Subordinated Indenture may succeed to the Company's ownership of such Common Securities, (2) to comply fully with all its obligations and agreements under such Declaration and (3) not to take any action which would cause such CCCI Trust to cease to be treated as a grantor trust for federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities.

SUBORDINATION

     The Junior Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company to the extent set forth in the applicable Prospectus Supplement.

     The payment of the principal of, premium, if any, and interest on the Junior Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company and pari passu with the Company's trade creditors. No payment on account of principal of, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of any sinking fund for, the Junior Subordinated Debt Securities may be made unless full payment of amounts then due for principal, premium, if any, and interest then due on all Senior Indebtedness by reason of the maturity thereof (by lapse of time, acceleration or otherwise) has been made or duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness. In addition, the Junior Subordinated Indenture provides that if a default has occurred giving the holders of such Senior Indebtedness the right to accelerate the maturity thereof, or an event has occurred which, with the giving of notice, or lapse of time, or both, would constitute such an event of default, then unless and until such event shall have been cured or waived or shall have ceased to exist, no payment on account of principal, premium, if any, or interest on the Junior Subordinated Debt Securities and no acquisition of, or payment on account of a sinking fund for, the Junior Subordinated Debt Securities may be made. The Company shall give prompt written notice to the Junior Subordinated Indenture Trustee of any default under any Senior Indebtedness or under any agreement pursuant to which Senior Indebtedness may have been issued. The Junior Subordinated Indenture provisions described in this paragraph, however, do not prevent the Company from making a sinking fund payment with Junior Subordinated Debt Securities acquired prior to the maturity of Senior Indebtedness or, in the case of default, prior to such default and notice thereof. Upon any distribution of its assets in connection with any dissolution, liquidation or reorganization of the Company, all Senior Indebtedness must be paid in full before the holders of the Junior Subordinated Debt Securities are entitled to any payments whatsoever. As a result of these subordination provisions, in the event of the Company's insolvency, holders of the Junior Subordinated Debt Securities may recover ratably less than senior creditors of the Company.

     For purposes of the description of the Junior Subordinated Debt Securities, the term "Senior Indebtedness" means the principal of and premium, if any, and interest on the following, whether outstanding on the date of execution of the Junior Subordinated Indenture or thereafter incurred or created, (i) indebtedness of the Company for money borrowed by the Company (including purchase money obligations with an original maturity in excess of one year) or evidenced by securities (other than the Junior Subordinated Debt Securities), notes, bankers' acceptances or other corporate debt securities or similar instruments issued by the Company; (ii) obligations with respect to letters of credit; (iii) indebtedness of the Company constituting a guarantee of indebtedness of others of the type referred to in the preceding clauses (i) and (ii); or (iv) renewals, extensions or refundings of any of the indebtedness referred to in the preceding clauses (i), (ii) and
(iii) unless, in the case of any particular indebtedness, renewal, extension or refunding, under the express provisions of the instrument creating or evidencing the same, or pursuant to which the same is outstanding, such indebtedness or such renewal, extension or refunding thereof is not superior in right of payment to the Junior Subordinated Debt Securities.

                         DESCRIPTION OF PREFERRED STOCK

     The Board of Directors has the authority to issue up to 2,000,000 shares of Preferred Stock, in one or more series, and to fix the rights, preferences, privileges and qualifications thereof without any further vote or action by the shareholders. The Board of Directors has submitted a proposal to the shareholders to approve an amendment to the Company's Articles of Incorporation to increase the authorized number of shares of Preferred Stock from 2,000,000 shares to 10,000,000 shares. The issuance of Preferred Stock could decrease the amount of earnings and assets available for distribution to holders of Common Stock, and adversely affect the rights and powers, including voting rights, of such holders and may have the effect of delaying, deferring or preventing a change in control of the Company. No shares of Preferred Stock have ever been issued. The particular terms of any series of Preferred Stock will be described in the applicable Prospectus Supplement.

                          DESCRIPTION OF COMMON STOCK

     The Board of Directors has the authority to issue up to 150,000,000 shares
of Common Stock. As of May   , 1998, 123,914,756 shares of Common Stock were
outstanding. The Board of Directors has submitted a proposal to the shareholders to approve an amendment to the Company's Restated Articles of Incorporation to increase the authorized number of shares of Common Stock from 150,000,000 shares to 600,000,000 shares. Holders of Common Stock are entitled to one vote per share on all matters submitted to a vote of shareholders of the Company and to ratably receive dividends, if any, as may be declared from time to time by the Board of Directors from funds legally available therefor, subject to the payment of any preferential dividends declared with respect to any Preferred Stock that from time to time may be outstanding. Upon liquidation, dissolution or winding up of the Company, holders of Common Stock are entitled to share ratably in any assets available for distribution to shareholders after payment of all obligations of the Company, subject to the rights to receive preferential distributions of the holders of any shares of Preferred Stock then outstanding.

     Shareholders do not have cumulative voting rights or preemptive or other rights to acquire or subscribe to additional, unissued or treasury shares. The shares of Common Stock currently outstanding are, and the shares of Common Stock offered hereby will be, upon issuance thereof, validly issued, fully paid and nonassessable.

REPURCHASE AGREEMENT

     In May 1977, the Company and its then shareholders, including L. Lowry Mays and B.J. McCombs, entered into a Buy-Sell Agreement (the "Repurchase Agreement") restricting the disposition of the outstanding shares of Common Stock owned by
L. Lowry Mays and B.J. McCombs and their heirs, legal representatives, successors and assigns (collectively, the "Restricted Parties"). The Repurchase Agreement provides that in the event that a Restricted Party desires to dispose of his shares, other than by disposition by will or intestacy or through gifts to such Restricted Party's spouse or children, such shares must be offered for a period of 30 days to the Company. Any shares not purchased by the Company must then be offered for a period of 30 days to the other Restricted Parties. If all of the offered shares are not purchased by the Company or the other Restricted Parties, the Restricted Party offering his shares may sell them to a Third Party during a period of 90 days thereafter at a price and on terms not more favorable than those offered to the Company and the other Restricted Parties. In addition, a Restricted Party may not individually or in concert with others sell any shares so as to deliver voting control to a Third Party without providing in any such sale that all Restricted Parties will be offered the same price and terms for their shares. The Repurchase Agreement will continue in effect following the Offering and may preserve the control of the present principal shareholders.

TEXAS BUSINESS COMBINATION LAW

     The Company will be governed by the provisions of the Texas Business Combination Law, Part 13 of the Texas Business Corporation Act, which takes effect on September 1, 1997. In general, the law prohibits a Texas "issuing public corporation" from engaging in a "business combination" with an "affiliated shareholder," or an affiliate or associate thereof, for a period of three years after the date of the transaction in which the person became an affiliate shareholder, unless the business combination is approved in a prescribed manner. "Business combinations" include mergers, asset sales and other transactions resulting in a financial benefit to the affiliated shareholder. An "affiliated shareholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 20% or more of the corporation's voting stock. The applicability of the Texas Business Combination Law to the Company may have an anti-takeover effect.

FOREIGN OWNERSHIP

     As a consequence of the restrictions imposed by the Communications Act of 1934 on ownership of Common Stock by aliens, the Company's bylaws were amended effective December 31, 1983 to provide that (i) not more than one-fifth of the shares outstanding shall at any time be owned of record, or voted, by or for the account of aliens, their representatives, a foreign government or a corporation organized under the laws of a foreign country, (ii) the Company shall not be owned or controlled directly or indirectly by any other corporation of which any officer or more than one-fourth of the directors are aliens or of which more than one-fourth of the shares are owned of record or voted by aliens, (iii) no person who is an alien may be elected or serve as an officer or director of the Company, and (iv) if the stock records of the Company shall at any time reflect one-fifth ownership, no transfers of additional shares to aliens shall be made and, if it shall thereafter be found that any such additional shares are in fact held by or for the account of an alien, such shares shall not be entitled to vote, to receive dividends or to have any other rights. The holder of such shares will be required to transfer them to a United States citizen or to the Company. This restriction will be applicable to the shares of Common Stock offered hereby and to the issuance or transfer of such shares after the date of this Prospectus. The Company's stock certificates may bear a legend setting forth this restriction. Since the bylaws were amended, the Communications Act of 1934 has been revised to remove the limitations on alien officers and directors.

                            DESCRIPTION OF WARRANTS

     The Company may issue Warrants for the purchase of Debt Securities or Junior Subordinated Debt Securities, or shares of Preferred Stock or Common Stock. Warrants may be issued independently or together with any Debt Securities, Junior Subordinated Debt Securities, or shares of Preferred Stock or Common Stock offered by any Prospectus Supplement and may be attached to or separate from such Debt Securities, Junior Subordinated Debt Securities, or shares of Preferred Stock or Common Stock. The Warrants are to be issued under Warrant Agreements to be entered into between the Company and The Bank of New York, as Warrant Agent, or such other bank or trust company as is named in the Prospectus Supplement relating to the particular issue of Warrants (the "Warrant Agent"). The Warrant Agent will act solely as an agent of the Company in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summaries of certain provisions of the form of Warrant Agreement and Warrants do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all the provisions of the applicable Warrant Agreement and the Warrants.

GENERAL

     If Warrants are offered, the Prospectus Supplement will describe the terms of the Warrants, including the following: (i) the offering price; (ii) the currency, currencies or currency units for which Warrants may be purchased;
(iii) the designation, aggregate principal amount, currency, currencies or currency units and terms of the Debt Securities or Junior Subordinated Debt Securities purchasable upon exercise of the Debt Warrants and the price at which such Debt Securities or Junior Subordinated Debt Securities may be purchased upon such exercise; (iv) the designation, number of shares and terms of the Preferred Stock purchasable upon exercise of the Preferred Stock Warrants and the price at which such shares of Preferred Stock may be purchased upon such exercise; (v) the designation, number of shares and terms of the Common Stock purchasable upon exercise of the Common Stock Warrants and the price at which such shares of Common Stock may be purchased upon such exercise; (vi) if applicable, the designation and terms of the Debt Securities, Junior Subordinated Debt Securities, Preferred Stock or Common Stock with which the Warrants are issued and the number of Warrants issued with each such Debt Security, Junior Subordinated Debt Security or share of Preferred Stock or Common Stock; (vii) if applicable, the date on and after which the Warrants and the related Debt Securities, Junior Subordinated Debt Securities, Preferred Stock or Common Stock will be separately transferable; (viii) the date on which the right to exercise the Warrants shall commence and the date (the "Expiration Date") on which such right shall expire; (ix) whether the Warrants will be issued in registered or bearer form; (x) a discussion of certain federal income tax, accounting and other special considerations, procedures and limitations relating to the Warrants; and (xi) any other terms of the Warrants.

     Warrants may be exchanged for new Warrants of different denominations, may (if in registered form) be presented for registration of transfer, and may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Before the exercise of their Warrants, holders of Warrants will not have any of the rights of holders of the Debt Securities, Junior Subordinated Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise, including the right to receive payments of principal of, any premium on, or any interest on, the Debt Securities or Junior Subordinated Debt Securities purchasable upon such exercise or to enforce the covenants in the Indenture or to receive payments of dividends, if any, on the Preferred Stock or Common Stock purchasable upon such exercise or to exercise any applicable right to vote. If the Company maintains the ability to reduce the exercise price of any Stock Warrant and such right is triggered, the Company will comply with the federal securities laws, including Rule 13e-4 under the Exchange Act, to the extent applicable.

EXERCISE OF WARRANTS

     Each Warrant will entitle the holder to purchase such principal amount of Debt Securities or Junior Subordinated Debt Securities or such number of shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or calculable from, the Prospectus Supplement relating to the Warrant. Warrants may be exercised at such times as are set forth in the Prospectus Supplement relating to such Warrants. After the close of business on the Expiration Date (or such later date to which such Expiration Date may be extended by the Company), unexercised Warrants will become void.

     Subject to any restrictions and additional requirements that may be set forth in the Prospectus Supplement relating thereto, Warrants may be exercised by delivery to the Warrant Agent of the certificate evidencing such Warrants properly completed and duly executed and of payment as provided in the Prospectus Supplement of the amount required to purchase the Debt Securities, Junior Subordinated Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. The exercise price will be the price applicable on the date of payment in full, as set forth in the Prospectus Supplement relating to the Warrants. Upon receipt of such payment and the certificate representing the Warrants to be exercised, properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, issue and deliver the Debt Securities, Junior Subordinated Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. If fewer than all of the Warrants represented by such certificate are exercised, a new certificate will be issued for the remaining amount of Warrants.

ADDITIONAL PROVISIONS

     The exercise price payable and the number of shares of Common or Preferred Stock purchasable upon the exercise of each Stock Warrant will be subject to adjustment in certain events, including the issuance of a stock dividend to holders of Common or Preferred Stock, respectively, or a combination, subdivision or reclassification of Common or Preferred Stock, respectively. In lieu of adjusting the number of shares of Common or Preferred Stock purchasable upon exercise of each Stock Warrant, the Company may elect to adjust the number of Stock Warrants. No adjustment in the number of shares purchasable upon exercise of the Stock Warrants will be required until cumulative adjustments require an adjustment of at least 1% thereof. The Company may, at its option, reduce the exercise price at any time. No fractional shares will be issued upon exercise of Stock Warrants, but the Company will pay the cash value of any fractional shares otherwise issuable. Notwithstanding the foregoing, in case of any consolidation, merger, or sale or conveyance of the property of the Company as an entirety or substantially as an entirety, the holder of each outstanding Stock Warrant shall have the right upon the exercise thereof to the kind and amount of shares of stock and other securities and property (including cash) receivable by a holder of the number of shares of Common Stock or Preferred Stock into which such Stock Warrants were exercisable immediately prior thereto.

NO RIGHTS AS SHAREHOLDERS

     Holders of Stock Warrants will not be entitled, by virtue of being such holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors of the Company or any other matter, or to exercise any rights whatsoever as shareholders of the Company.

                         DESCRIPTION OF STOCK PURCHASE
                       CONTRACTS AND STOCK PURCHASE UNITS

     The Company may issue Stock Purchase Contracts, which are contracts obligating holders to purchase from the Company, and the Company to sell to the holders, a specified number of shares of Common Stock or Preferred Stock at a future date or dates. The price per share of Common Stock or Preferred Stock may be fixed at the time the Stock Purchase Contracts are issued or may be determined by reference to a specific formula set forth in the Stock Purchase Contracts. Any such formula may include anti-dilution provisions to adjust the number of shares issuable pursuant to Stock Purchase Contracts upon certain events. The Stock Purchase Contracts may be issued separately or as a part of Stock Purchase Units each representing ownership of a Stock Purchase Contract and Debt Securities, U.S. Obligations or Preferred Securities securing the holders' obligations to purchase the Common Stock or the Preferred Stock under the Purchase Contracts.

     Except as otherwise described in the applicable Prospectus Supplement, in the case of Stock Purchase Units that include U.S. Obligations, unless a holder of Stock Purchase Units settles its obligations under the Stock Purchase Contracts early through the delivery of consideration to the Company or its agent in the manner discussed below, the principal of such U.S. Obligations, when paid at maturity, will automatically be applied to satisfy the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts.

     Except as otherwise described in the applicable Prospectus Supplement, in the case of Stock Purchase Units that include Debt Securities or Preferred Securities, in the absence of any such early settlement or the election by a holder to pay the consideration specified in the Stock Purchase Contracts, the Debt Securities or Preferred Securities will automatically be presented to the applicable CCCI Trust for redemption at 100% of face or liquidation value and the CCCI Trust will present Junior Subordinated Debt Securities in an equal principal amount to the Company for redemption at 100% of principal amount. Amounts received in respect of such redemption will automatically be transferred to the Company and applied to satisfy in full the holder's obligation to purchase Common Stock or Preferred Stock under the Stock Purchase Contracts. The Stock Purchase Contracts may require the Company to make periodic payments to the holders of the Stock Purchase Units or vice versa, and such payments may be unsecured or refunded on some basis. The Stock Purchase Contracts may require holders to secure their obligations thereunder in a specified manner.

     Except as otherwise described in the applicable Prospectus Supplement, holders of Stock Purchase Units may be entitled to settle the underlying Stock Purchase Contracts prior to the stated settlement date by surrendering the certificate evidencing the Stock Purchase Units, accompanied by the payment due, in such form and calculated pursuant to such formula as may be prescribed in the Stock Purchase Contracts and described in the applicable Prospectus Supplement. Upon early settlement, the holder would receive the number of shares of Common Stock or Preferred Stock deliverable under such Stock Purchase Contracts, subject to adjustment in certain cases. Holders of Stock Purchase Units may be entitled to exchange their Stock Purchase Units together with appropriate collateral, for separate Stock Purchase Contracts and Preferred Securities, Debt Securities, Junior Subordinated Debt Securities or U.S. Obligations. In the event of either such early settlement or exchange, the Preferred Securities, Debt Securities, Junior Subordinated Debt Securities or debt obligations that were pledged as security for the obligation of the holder to perform under the Stock Purchase Contracts would be transferred to the holder free and clear of the Company's security interest therein.

     The applicable Prospectus Supplement will describe the terms of any Stock Purchase Contracts or Stock Purchase Units including differences, if any, from the term described above.

                      DESCRIPTION OF PREFERRED SECURITIES

PREFERRED SECURITIES

     Each CCCI Trust may issue, from time to time, only one series of Preferred Securities having terms described in the Prospectus Supplement relating thereto. The Declaration of each CCCI Trust authorizes the Regular Trustees of such CCCI Trust to issue on behalf of such CCCI Trust one series of Preferred Securities. Each Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration or made part of such Declaration by the Trust Indenture Act. Reference is made to the Prospectus Supplement relating to the Preferred Securities of a CCCI Trust for specific terms, including (i) the specific designation of such Preferred Securities, (ii) the number of Preferred Securities issued by such CCCI Trust, (iii) the annual distribution rate (or method of calculation thereof) for Preferred Securities issued by such CCCI Trust, the date or dates upon which such distributions shall be payable and the record date or dates for the payment of such distributions, (iv) whether distributions on Preferred Securities issued by such CCCI Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such CCCI Trust shall be cumulative, (v) the amount or amounts which shall be paid out of the assets of such CCCI Trust to the holders of Preferred Securities of such CCCI Trust upon voluntary or involuntary liquidation, dissolution, winding-up or termination of such CCCI Trust, (vi) the obligation or right, if any, of such CCCI Trust to purchase or redeem Preferred Securities issued by such CCCI Trust and the price or prices at which, the period or periods within which and the terms and conditions upon which Preferred Securities issued by such CCCI Trust shall or may be purchased or redeemed, in whole or in part, pursuant to such obligation or right, (vii) the voting rights, if any, of Preferred Securities issued by such CCCI Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more CCCI Trusts, or of both, as a condition to specified actions or amendments to the Declaration of such CCCI Trust, (viii) the terms and conditions upon which the Preferred Securities may be convertible into or exchanged for Common Stock, Preferred Stock, Debt Securities, Junior Subordinated Debt Securities, or indebtedness or other securities of any kind of the Company; and (ix) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such CCCI Trust consistent with the Declaration of such CCCI Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company as and to the extent set forth below under "Description of the Guarantees." Certain federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each CCCI Trust will issue one series of Common Securities. The Declaration of each CCCI Trust authorizes the Regular Trustees of such CCCI Trust to issue on behalf of such CCCI Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the Common Securities issued by a CCCI Trust will be substantially identical to the terms of the Preferred Securities issued by such CCCI Trust and the Common Securities will rank pari passu and payments will be made thereon on a pro rata basis with the Preferred Securities except that, if a Declaration Event of Default occurs and is continuing, the rights of the holders of such Common Securities to payment in respect of distributions and payments upon liquidation, redemption and maturity will be subordinated to the rights of the holders of such Preferred Securities. Except in certain limited circumstances, the Common Securities issued by a CCCI Trust will also carry the right to vote and to appoint, remove or replace any of the Trustees of such CCCI Trust. All the Common Securities of a CCCI Trust will be directly or indirectly owned by the Company.

     As long as payments of interest and other payments are made when due on the Junior Subordinated Debt Securities, such payments will be sufficient to cover distributions and other payments due on the Preferred Securities primarily because (i) the aggregate principal amount of Junior Subordinated Debt Securities held as trust assets will be equal to the sum of the aggregate stated liquidation amount of the Preferred Securities; and (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debt Securities will match the distribution rate and distribution and other payment dates for the Preferred Securities.

     If an Event of Default with respect to the Declaration of any CCCI Trust occurs and is continuing, then the holders of Preferred Securities of such CCCI Trust would rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debt Securities deposited in such CCCI Trust against the Company. In addition, the holders of a majority in liquidation amount of such Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Property Trustee or to direct the exercise of any trust or power conferred upon the Property Trustee under such Declaration, including the right to direct the Property Trustee to exercise the remedies available to it as a holder of such Junior Subordinated Debt Securities. If the Property Trustee fails to enforce its rights under such Junior Subordinated Debt Securities deposited in such CCCI Trust, any holder of such Preferred Securities may, to the extent permitted by applicable law, after a period of 60 days has elapsed from such holder's written request, institute a legal proceeding against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debt Securities without first instituting any legal proceeding against the Property Trustee or any other person or entity. If an Event of Default with respect to the Declaration of any CCCI Trust occurs and is continuing and such event is attributable to the failure of the Company to pay interest or principal on the Junior Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such CCCI Trust may also directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on such Junior Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of such Preferred Securities held by such holder (a "Direct Action") on or after the respective due date specified in such Junior Subordinated Debt Securities without first (i) directing the Property Trustee to enforce the terms of such Junior Subordinated Debt Securities or (ii) instituting a legal proceeding against the Company to enforce the Property Trustee's rights under such Junior Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of such Preferred Securities under such Declaration to the extent of any payment made by the Company to such holder of such Preferred Securities in such Direct Action. The holders of Preferred Securities of a CCCI Trust will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debt Securities unless the Property Trustee first fails to do so.

     Certain federal income tax considerations applicable to an investment in Preferred Securities will be described in the Prospectus Supplement relating thereto.

     The Property Trustee and its affiliates provide customary commercial banking services to the Company and certain of its subsidiaries and participate in various financing agreements of the Company in the ordinary course of their business. Initially, the Property Trustee is The Bank of New York, who currently serves as the transfer agent and registrar for the Common Stock and is a lender to the Company under the Company's Amended and Restated Credit Agreement dated April 10, 1997.

                           DESCRIPTION OF GUARANTEES

     Set forth below is a summary of information concerning the Guarantees that will be executed and delivered by the Company for the benefit of the holders from time to time of Preferred Securities of a CCCI Trust. Each Preferred Security Guarantee will be separately qualified under the Trust Indenture Act and will be held by The Bank of New York, acting in its capacity as indenture trustee with respect thereto (the "Guarantee Trustee"), for the benefit of holders of the Preferred Securities of the applicable CCCI Trust. The terms of each Guarantee will be those set forth in such Guarantee and those made part of such Guarantee by the Trust Indenture Act. This description summarizes the material terms of the Guarantees and is qualified in its entirety by reference to the form of Guarantee, which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and the Trust Indenture Act.

GENERAL

     Pursuant to each Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by the applicable CCCI Trust, the Guarantee Payments (as defined herein), to the extent not paid by such CCCI Trust, regardless of any defense, right of set-off or counterclaim that such CCCI Trust may have or assert. The following distributions and other payments with respect to Preferred Securities issued by a CCCI Trust to the extent not made or paid by such CCCI Trust (the "Guarantee Payments"), will be subject to the Guarantee (without duplication): (i) any accrued and unpaid distributions on such Preferred Securities, but only if and to the extent that in each case the Company has made a payment to the Property Trustee of interest on the Junior Subordinated Debt Securities, (ii) the redemption price, including all accrued and unpaid distributions to the date of redemption, with respect to any Preferred Securities called for redemption by such CCCI Trust, but only if and to the extent that in each case the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in such CCCI Trust as trust assets, and (iii) upon a voluntary or involuntary liquidation, dissolution, winding-up or termination of such CCCI Trust (other than in connection with the distribution of such Junior Subordinated Debt Securities to the holders of such Preferred Securities or the redemption of all such Preferred Securities upon the maturity or redemption of such Junior Subordinated Debt Securities) the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, to the extent such CCCI Trust has funds available therefor, and (b) the amount of assets of such CCCI Trust remaining available for distribution to holders of such Preferred Securities upon liquidation of such CCCI Trust. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of the applicable Preferred Securities or by causing the applicable CCCI Trust to pay such amounts to such holders.

     The Guarantee is a full and unconditional guarantee from the time of issuance of the applicable Preferred Securities, but the Guarantee covers distributions and other payments on such Preferred Securities only if and to the extent that the Company has made a payment to the Property Trustee of interest or principal on the Junior Subordinated Debt Securities deposited in the applicable CCCI Trust as trust assets. If the Company does not make interest or principal payments on the Junior Subordinated Debt Securities deposited in the applicable CCCI Trust as trust assets, the Property Trust will not make distributions on the Preferred Securities of such CCCI Trust and the CCCI Trust will not have funds available therefor.

     The Company's obligations under the Declaration for each CCCI Trust, the Guarantee issued with respect to Preferred Securities issued by such CCCI Trust, the Junior Subordinated Debt Securities purchased by such CCCI Trust and the Junior Subordinated Indenture in the aggregate will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities issued by such CCCI Trust.

CERTAIN COVENANTS OF THE COMPANY

     In each Guarantee, the Company will covenant that, so long as any Preferred Securities issued by the applicable CCCI Trust remain outstanding, the Company will not declare or pay any dividends on, or redeem, purchase, acquire or make a distribution or liquidation payment with respect to, any Common Stock or Preferred Stock or make any guarantee payment with respect thereto, if at such time (i) the Company shall be in default with respect to its Guarantee Payments or other payment obligations under such Guarantee, (ii) there shall have occurred any Event of Default under the related Declaration or (iii) in the event that Junior Subordinated Debt Securities are issued to the applicable CCCI Trust in connection with the issuance of Preferred Securities by such CCCI Trust, the Company shall have given notice of its election to defer payments of interest on such Junior Subordinated Debt Securities by extending the interest payment period as provided in the terms of the Junior Subordinated Debt Securities and such period, or any extension thereof, is continuing; provided, however, that the foregoing restrictions shall not apply to (a) dividends, redemptions, purchases, acquisitions, distributions or payments made by the Company by way of issuance of shares of its capital stock, (b) any declaration of a dividend under a shareholder rights plan or in connection with the implementation of a shareholder rights plan, the issuance of capital stock of the Company under a shareholder rights plan or the redemption or repurchase of any such right distributed pursuant to a shareholder rights plan, (c) payments of accrued dividends by the Company upon the redemption, exchange or conversion of any Preferred Stock as may be outstanding from time to time in accordance with the terms of such Preferred Stock, (d) cash payments made by the Company in lieu of delivering fractional shares upon the redemption, exchange or conversion of any Preferred Stock as may be outstanding from time to time in accordance with the terms of such Preferred Stock, (e) payments under the Guarantees, or
(f) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees, or related to the issuance of Common Stock or rights under a dividend reinvestment and stock purchase plan. In addition, so long as any Preferred Securities of a CCCI Trust remain outstanding, the Company has agreed (1) to remain the sole direct or indirect owner of all the outstanding Common Securities issued by such CCCI Trust and not to cause or permit such Common Securities to be transferred except to the extent permitted by the Declaration of such CCCI Trust, provided that any permitted successor of the Company under the Junior Subordinated Indenture may succeed to the Company's ownership of such Common Securities, and (2) to use reasonable efforts to cause such CCCI Trust to continue to be treated as a grantor trust for federal income tax purposes, except in connection with a distribution of Junior Subordinated Debt Securities.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of the applicable Preferred Securities (in which case no consent will be required), each Guarantee may be amended only with the prior approval of the holders of not less than 66 2/3% in liquidation amount of the outstanding Preferred Securities issued by the applicable CCCI Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Guarantee shall bind the successors, assignees, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable CCCI Trust then outstanding. Except in connection with a consolidation, merger, conveyance, or transfer of assets involving the Company that is permitted under the Junior Subordinated Indenture, the Company may not assign its obligations under any Guarantee.

TERMINATION OF THE GUARANTEES

     Each Guarantee will terminate and be of no further force and effect as to the Preferred Securities issued by the applicable CCCI Trust upon full payment of the redemption price of all Preferred Securities of such CCCI Trust, or upon distribution of the Junior Subordinated Debt Securities to the holders of the Preferred Securities of such CCCI Trust in exchange for all the Preferred Securities issued by such CCCI Trust, or upon full payment of the amounts payable upon liquidation of such CCCI Trust. Notwithstanding the foregoing, each Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of Preferred Securities issued by the applicable CCCI Trust must restore payment of any sums paid under such Preferred Securities or such Guarantee.

STATUS OF THE GUARANTEES

     The Company's obligations under each Guarantee to make the Guarantee Payments will constitute an unsecured obligation of the Company and will rank
(i) subordinate and junior in right of payment to all other indebtedness, liabilities and obligations of the Company and any guarantees, endorsements or other contingent obligations of the Company in respect of such indebtedness, liabilities or obligations, including the Junior Subordinated Debt Securities, except those made pari passu or subordinate by their terms, and (ii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The Company's obligations under each Guarantee will rank pari passu with each other Guarantee. Because the Company is a holding company, the Company's obligations under each Guarantee are also effectively subordinated to all existing and future liabilities, including trade payables, of the Company's subsidiaries, except to the extent that the Company is a creditor of the subsidiaries recognized as such. Each Declaration provides that each holder of Preferred Securities issued by the applicable CCCI Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the related Guarantee.

     Each Guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee without first instituting a legal proceeding against any other person or entity). Each Guarantee will be deposited with the Guarantee Trustee, to be held for the benefit of the holders of the Preferred Securities issued by the applicable CCCI Trust. The Guarantee Trustee shall enforce such Guarantee on behalf of the holders of such Preferred Securities. The holders of not less than a majority in aggregate liquidation amount of the Preferred Securities issued by the applicable CCCI Trust have the right to direct the time, method and place of conducting any proceeding for any remedy available in respect of the related Guarantee, including the giving of directions to the Guarantee Trustee. If the Guarantee Trustee fails to enforce a Guarantee as above provided, any holder of Preferred Securities issued by the applicable CCCI Trust may institute a legal proceeding directly against the Company to enforce its rights under such Guarantee, without first instituting a legal proceeding against the applicable CCCI Trust, or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of such holder's right to receive payment under the Guarantee. The Company waives any right or remedy to require that any action be brought first against a CCCI Trust or any other person or entity before proceeding directly against the Company.

MISCELLANEOUS

     The Company will be required to provide annually to the Guarantee Trustee a statement as to the performance by the Company of certain of its obligations under each Guarantee and as to any default in such performance. The Company is required to file annually with the Guarantee Trustee an officer's certificate as to the Company's compliance with all conditions to be complied with by it under each Guarantee.

     The Guarantee Trustee, prior to the occurrence of a default, undertakes to perform only such duties as are specifically set forth in the applicable Guarantee and, after default with respect to a Guarantee, shall exercise the same degree of care as a prudent individual would exercise under the circumstances in the conduct of his or her own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred thereby.

                                 ERISA MATTERS

     The Company and its affiliates may each be considered a "party in interest" (within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to many employee benefit plans ("Plans") that are subject to ERISA. The purchase of Offered Securities by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement arrangements and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company or any affiliate of the Company is a service provider (or otherwise is a party in interest or a disqualified person) may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Offered Securities are acquired pursuant to and in accordance with an applicable exemption. Any pension or other employee benefit plan proposing to acquire any Offered Securities should consult with its counsel.

                              PLAN OF DISTRIBUTION

     The Company or the CCCI Trusts may sell the Offered Securities offered hereby (i) through underwriters or dealers, (ii) through agents, (iii) directly to purchasers, or (iv) through a combination of any such methods of sale. Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act. The Prospectus Supplement relating to the Offered Securities will set forth their offering terms, including the name or names of any underwriters, dealers or agents, the purchase price of the Offered Securities and the proceeds to the Company or the CCCI Trusts from such sale, any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents, any initial public offering price, any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers, and any securities exchanges on which the Offered Securities may be listed.

     If underwriters or dealers are used in the sale, the Offered Securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions, at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, or at prices related to such prevailing market prices, or at negotiated prices. The Offered Securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the Prospectus Supplement, the obligations of underwriters or dealers to purchase the Offered Securities will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the Offered Securities if any are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

     Offered Securities may be sold directly by the Company or the CCCI Trusts or through agents designated by the Company or the CCCI Trusts from time to time. Any agent involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company or the CCCI Trusts to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If so indicated in the Prospectus Supplement, the Company or the CCCI Trusts will authorize underwriters, dealers or agents to solicit offers by certain specified institutions to purchase Offered Securities from the Company or the CCCI Trusts at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the Prospectus Supplement and the Prospectus Supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

     Underwriters, dealers and agents may be entitled under agreements entered into with the Company or the CCCI Trusts to indemnification by the Company or the CCCI Trusts against certain civil liabilities, including liabilities under the Securities Act, or to contribution by the Company or the CCCI Trusts to payments they may be required to make in respect thereof. The terms and conditions of such indemnification will be described in an applicable Prospectus Supplement. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, the Company or the CCCI Trusts in the ordinary course of business.

     Each series of Offered Securities will be a new issue of securities with no established trading market. Any underwriters to whom Offered Securities are sold by the Company or the CCCI Trusts for public offering and sale may make a market in such Offered Securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any Offered Securities.

     Any underwriter may engage in stabilizing and syndicate covering transactions in accordance with Rule 104 under the Exchange Act. Rule 104 permits stabilizing bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. The underwriters may over-allot shares of the Common Stock in connection an offering of Common Stock, thereby creating a short position in the underwriters' account. Syndicate covering transactions involve purchases of the Debt Securities or Junior Subordinated Debt Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Stabilizing and syndicate covering transactions may cause the price of the Debt Securities or Junior Subordinated Debt Securities to be higher than it would otherwise be in the absence of such transactions. These transactions, if commenced, may be discontinued at any time.

                                 LEGAL OPINIONS

     The validity of the Company Securities will be passed upon for the Company by its special counsel, Akin, Gump, Strauss, Hauer & Feld, L.L.P. (a partnership including professional corporations), San Antonio, Texas. Certain matters of Delaware Law relating to the validity of the Preferred Securities will be passed upon for the Company and the CCCI Trusts by Morris, Nichols, Arsht & Tunnell, Wilmington, Delaware, special Delaware counsel to the Company and the CCCI Trusts. The validity of the Offered Securities will be passed upon for the underwriters, dealers or agents, if any, by Cravath, Swaine & Moore, New York, New York. Alan D. Feld, the sole shareholder of a professional corporation which is a partner of Akin, Gump, Strauss, Hauer & Feld, L.L.P., is a director of the Company and owns approximately 90,000 shares of Common Stock (including presently exercisable nonqualified options to acquire approximately 51,000 shares).

                                    EXPERTS

     The consolidated financial statements incorporated in this Prospectus by reference to the audited financial statements of Universal Outdoor Holdings, Inc. as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, included in the Company's Current Report on Form 8-K dated March 12, 1998, as amended by Form 8-K/A filed on March 23, 1998, have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of the Company incorporated by reference and the financial statement schedule included in the Company's Annual Report on Form 10-K for the year ended December 31, 1997, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon included or incorporated by reference herein which, as to the years 1996 and 1997, are based in part on the reports of KPMG and KPMG Peat Marwick LLP, respectively, independent auditors. The financial statements referred to above are incorporated herein by reference in reliance upon such reports given upon the authority of such firms as experts in accounting and auditing.

     The 1996 consolidated financial statements of Australian Radio Network Pty. Ltd. not separately presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997, have been audited by KPMG, independent auditors, as set forth in their report dated March 4, 1997 included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference. Such report referred to above is incorporated herein by reference in reliance upon the authority of such firm as experts in accounting and auditing.

     The consolidated financial statements of Heftel Broadcasting Corporation and subsidiaries as of and for the year ended December 31, 1997 (not separately presented in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997), are incorporated by reference herein in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of that Firm as experts in accounting and auditing.

     The financial statements incorporated in this Prospectus by reference to the audited historical financial statements of Paxson Radio (a division of Paxson Communications Corporation) for the year ended December 31, 1996 included in the Company's Current Report on Form 8-K dated December 22, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Eller Media as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and for the period from August 18, 1995 through December 31, 1995, together with the consolidated financial statements of PMG Holdings, Inc. and subsidiaries and the combined financial statements of Eller Investment Company, Inc. for the period from January 1, 1995 to August 17, 1995, incorporated by reference in this prospectus and elsewhere in the Registration Statement are included in the Company's Current Report on Form 8-K, filed on April 17, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The combined financial statements of Eller Investment Company, Inc. as of and for the year ended December 31, 1994, incorporated by reference in this prospectus and elsewhere in the Registration Statement are included in the Company's Current Report on Form 8-K, filed April 17, 1997, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

======================================================

     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED IN CONNECTION WITH THE OFFERING MADE HEREBY TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATES HEREOF OR THEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON OR BY ANYONE IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY DATE SUBSEQUENT TO THE DATE HEREOF.

                             ---------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
Available Information..................    3
Incorporation of Certain Documents by
  Reference............................    3
The Company............................    4
The CCCI Trusts........................    4
Ratio of Earnings to Combined Fixed
  Charges and Preferred Stock
  Dividends............................    5
Use of Proceeds........................    5
Holding Company Structure..............    5
General Description of the Securities
  and Risk Factors.....................    6
Description of Debt Securities.........    6
Description of Junior Subordinated Debt
  Securities...........................   16
Description of Preferred Stock.........   24
Description of Common Stock............   24
Description of Warrants................   25
Description of Stock Purchase Contracts
  and Stock Purchase Units.............   27
Description of Preferred Securities....   28
Description of Guarantees..............   30
ERISA Matters..........................   33
Plan of Distribution...................   33
Legal Opinions.........................   34
Experts................................   34

======================================================
======================================================

                                 $1,500,000,000

                                 CLEAR CHANNEL
                              COMMUNICATIONS, INC.
                                DEBT SECURITIES
                      JUNIOR SUBORDINATED DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                                    WARRANTS
                            STOCK PURCHASE CONTRACTS
                              STOCK PURCHASE UNITS

                              CCCI CAPITAL TRUST I
                             CCCI CAPITAL TRUST II
                             CCCI CAPITAL TRUST III
                              PREFERRED SECURITIES
                            GUARANTEED TO THE EXTENT
                              SET FORTH HEREIN BY
                                 CLEAR CHANNEL
                              COMMUNICATIONS, INC.
                             ---------------------
                                   PROSPECTUS
                             ---------------------
                                          , 1998

======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the Common Stock registered hereby are as follows:

SEC registration fee........................................  $  345,851
Trustee's fees and expenses.................................      50,000
Rating Agency fees..........................................     150,000
Legal fees and expenses.....................................     250,000
Accounting fees and expenses................................     100,000
Blue Sky fees and expenses..................................      20,000
Printing and engraving expenses.............................     200,000
Miscellaneous...............................................      84,149
                                                              ----------
          Total.............................................  $1,200,000
                                                              ==========

     The foregoing expenses will be paid by the registrants.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS OF THE COMPANY.

     Article 2.02-1 of the Texas Business Corporation Act provides for indemnification of directors and officers in certain circumstances. In addition, the Texas Miscellaneous Corporation Law provides that a corporation may amend its Articles of Incorporation to provide that no director shall be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, provided that the liability of a director is not eliminated or limited (i) for any breach of the director's duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) any transaction from which such director derived an improper personal benefit, or
(iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. The Company has amended its Articles of Incorporation and added Article Eleven adopting such limitations on a director's liability. The Company's Articles of Incorporation also provide in Article Nine, for indemnification of directors or officers in connection with the defense or settlement of suits brought against them in their capacities as directors or officers of the Company, except in respect of liabilities arising from gross negligence or willful misconduct in the performance of their duties.

     Article IX(8) of the Company's bylaws provides for indemnification of any person made a party to a proceeding by reason of such person's status as a director, officer, employee, partner or trustee of the Company, except in respect of liabilities arising from negligence or misconduct in the performance of their duties.

     The Underwriting Agreement provides for indemnification by the underwriters of the registrants, their directors, officers, and trustees, and by the registrants of the underwriters, for certain liabilities, including liabilities arising under the Securities Act.

     An insurance policy obtained by the registrant provides for indemnification of officers and directors of the Company and certain other persons against liabilities and expenses incurred by any of them in certain stated proceedings and under certain stated conditions.

INDEMNIFICATION OF TRUSTEES OF THE CCCI TRUSTS.

     Each Declaration pursuant to which each CCCI Trust is organized will provide that no Regular Trustee, or affiliate of any Regular Trustee, or officer, director, shareholder, member, partner, employee, representative or agent of any Regular Trustee or of any such affiliate, or employee or agent of the applicable CCCI Trust or its affiliates (each an "Indemnified Person") shall be liable, responsible or accountable in damages or otherwise to such CCCI Trust or any employee or agent of such CCCI Trust or its affiliates for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of such CCCI Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by such Declaration or by law, except that an Indemnified Person shall be liable for any such loss, damage or claim incurred by reason of such Indemnified Person's gross negligence or willful misconduct with respect to such act or omission. Each Declaration also provides that to the fullest extent permitted by applicable law, the Company shall indemnify and hold harmless each Indemnified Person from and against any loss, damage or claim incurred by such Indemnified Person by reason of any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the applicable CCCI Trust and in a manner such Indemnified Person reasonably believed to be within the scope of authority conferred on such Indemnified Person by such Declaration, except that no Indemnified Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Indemnified Person by reason of gross negligence or willful misconduct with respect to such act or omission. Each Declaration further provides that, to the fullest extent permitted by applicable law, expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding shall, from time to time, be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by such Declaration.

ITEM 16. EXHIBITS

        EXHIBITS
        --------
          1.1+           -- Form of Underwriting Agreement (Equity).
          1.2+           -- Form of Underwriting Agreement (Debt).
          1.3**          -- Form of Underwriting Agreement (Preferred Securities).
          1.4**          -- Form of Underwriting Agreement (Stock Purchase
                            Contracts).
          1.5**          -- Form of Underwriting Agreement (Stock Purchase Units).
          3.1+           -- Current Articles of Incorporation of the Company.
          3.2+           -- Second Amended and Restated Bylaws of the Company.
          4.1            -- Buy-Sell Agreement by and between Clear Channel
                            Communications, Inc., L. Lowry Mays, B. J. McCombs, John
                            M. Schaefer, and John W. Barger, dated May 31, 1977.
                            (Incorporated by reference to the exhibits of the
                            Company's Registration Statement on Form S-1 (Reg. No.
                            33-289161) dated April 19, 1984).
          4.2            -- Third Amended and Restated Credit Agreement by and among
                            Clear Channel Communications, Inc., NationsBank of Texas,
                            N.A., as administrative lender, the First National Bank
                            of Boston, as documentation agent, the Bank of Montreal
                            and Toronto Dominion (Texas), Inc., as co-syndication
                            agents, and certain other lenders dated April 10, 1997.
                            (Incorporated by reference to the exhibits of the
                            Company's Amendment No. 1 to the Registration Statement
                            on Form S-3 (Reg. No. 333-25497) dated May 9, 1997).
          4.3            -- Senior Indenture dated October 1, 1997, by and between
                            Clear Channel Communications, Inc. and The Bank of New
                            York as Trustee (incorporated by reference to exhibit 4.2
                            of the Company's Quarterly Report on Form 10-Q for the
                            quarter ended September 30, 1997).
          4.4            -- Form of Senior Debt Security (included in Senior
                            Indenture filed as Exhibit 4.3).
          4.5+           -- Form of Subordinated Indenture.
          4.6            -- Form of Subordinated Debt Security (included in Form of
                            Subordinated Indenture filed as Exhibit 4.5).
          4.7+           -- Form of Junior Subordinated Indenture.
          4.8            -- Form of Junior Subordinated Debt Security (included in
                            Form of Junior Subordinated Indenture filed as Exhibit
                            4.7).

        EXHIBITS
        --------
          4.9            -- Form of Preferred Securities Certificate (included in
                            Forms of Amended and Restated Declaration of CCCI Capital
                            Trusts I, II, and III filed as Exhibits 4.18, 4.19, and
                            4.20, respectively).
          4.10+          -- Form of Warrant Agreement.
          4.11+          -- Form of Standard Stock Warrant Agreement Provisions.
          4.12+          -- Certificate of Trust of CCCI Capital Trust I.
          4.13+          -- Certificate of Trust of CCCI Capital Trust II.
          4.14+          -- Certificate of Trust of CCCI Capital Trust III.
          4.15+          -- Declaration of CCCI Capital Trust I.
          4.16+          -- Declaration of CCCI Capital Trust II.
          4.17+          -- Declaration of CCCI Capital Trust III.
          4.18+          -- Form of Amended and Restated Declaration of CCCI Capital
                            Trust I.
          4.19+          -- Form of Amended and Restated Declaration of CCCI Capital
                            Trust II.
          4.20+          -- Form of Amended and Restated Declaration of CCCI Capital
                            Trust III.
          4.21+          -- Form of Pledge Agreement.
          4.22+          -- Form of Deposit Agreement.
          4.23+          -- Form of Stock Purchase Contract Agreement.
          4.24+          -- Form of Guarantee of CCCI Capital Trust I.
          4.25+          -- Form of Guarantee of CCCI Capital Trust II.
          4.26+          -- Form of Guarantee of CCCI Capital Trust III.
          5.1*           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.,
                            special counsel for the Company, regarding the Senior
                            Debt Securities, the Subordinated Debt Securities, the
                            Preferred Stock, the Common Stock, the Warrants, the
                            Stock Purchase Contracts, and the Stock Purchase Units.
          5.2*           -- Opinion of Morris, Nichols, Arsht & Tunnell, special
                            Delaware counsel for the Company and the CCCI Trusts,
                            regarding the Preferred Securities.
         12*             -- Computation of Ratio of Earnings to Fixed Charges.
         23.1*           -- Consent of Ernst & Young LLP.
         23.2*           -- Consent of KPMG.
         23.3*           -- Consent of KPMG Peat Marwick LLP.
         23.4*           -- Consent of Arthur Andersen LLP.
         23.5*           -- Consent of Price Waterhouse LLP.
         23.6*           -- Consent of Price Waterhouse LLP.
         23.7            -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in opinion filed as Exhibit 5.1).
         23.8            -- Consent of Morris, Nichols, Arsht & Tunnell (included in opinion filed as Exhibit 5.2).
         24              -- Power of Attorney for Clear Channel Communications, Inc.
                            (included on Signature Page).
         25.1+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Senior Indenture.
         25.2+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Subordinated Indenture.
         25.3+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Junior Subordinated
                            Indenture.
         25.4+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Declaration of Trust of
                            CCCI Capital Trust I.
         25.5+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Declaration of Trust of
                            CCCI Capital Trust II.
         25.6+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Declaration of Trust of
                            CCCI Capital Trust III.

        EXHIBITS
        --------
         25.7+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Trust Guarantee of the
                            Company for the benefit of the holders of Preferred
                            Securities of the CCCI Capital Trust I.
         25.8+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Trust Guarantee of the
                            Company for the benefit of the holders of Preferred
                            Securities of the CCCI Capital Trust II.
         25.9+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Trust Guarantee of the
                            Company for the benefit of the holders of Preferred
                            Securities of the CCCI Capital Trust III.

---------------

*  Filed herewith.

** To be filed by subsequent Form 8-K.

+ Incorporated by reference to the exhibits of the Company's Registration Statement on Form S-3 (Reg. No. 333-33371) dated September 9, 1997.

ITEM 17. UNDERTAKINGS

     The undersigned Registrants hereby undertake:

     (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement

          (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) to reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; provided, however, that notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

          (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Company pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934 that are incorporated by reference in this Registration Statement;

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

     (4) That, for the purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to
Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions described under Item 15 above or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted against the Registrants by such director, officer or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of their respective counsels the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on May 5, 1998.

                                        CLEAR CHANNEL COMMUNICATIONS, INC.

                                        By:        /s/ L. LOWRY MAYS

                                           -------------------------------------
                                                       L. Lowry Mays
                                                  Chief Executive Officer

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and officers of Clear Channel Communications, Inc., hereby constitute and appoint L. Lowry Mays, Mark P. Mays, Randall T. Mays and Herbert W. Hill, Jr., and each of them, his true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and his name place and stead, in any and all capacities, to execute any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes may lawfully do or case to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

                        NAME                                           TITLE                        DATE
                        ----                                           -----                        ----

                  /s/ L. LOWRY MAYS                    Chief Executive Officer and Director     May 5, 1998
-----------------------------------------------------
                    L. Lowry Mays

                 /s/ RANDALL T. MAYS                   Senior Vice President/Chief Financial    May 5, 1998
-----------------------------------------------------    Officer (Principal Financial
                   Randall T. Mays                       Officer)

              /s/ HERBERT W. HILL, JR.                 Senior Vice President/Chief              May 5, 1998
-----------------------------------------------------    Accounting Officer (Principal
                Herbert W. Hill, Jr.                     Accounting Officer)

                  /s/ B. J. MCCOMBS                    Director                                 May 5, 1998
-----------------------------------------------------
                    B.J. McCombs

                  /s/ ALAN D. FELD                     Director                                 May 5, 1998
-----------------------------------------------------
                    Alan D. Feld

               /s/ THEODORE H. STRAUSS                 Director                                 May 5, 1998
-----------------------------------------------------
                 Theodore H. Strauss

                /s/ JOHN H. WILLIAMS                   Director                                 May 5, 1998
-----------------------------------------------------
                  John H. Williams

                   /s/ KARL ELLER                      Director                                 May 5, 1998
-----------------------------------------------------
                     Karl Eller

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, each of CCCI Capital Trust I, CCCI Capital Trust II and CCCI Capital Trust III certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of San Antonio, Texas on the 5th day of May, 1998.

                                      CCCI CAPITAL TRUST I,
                                      a Delaware business trust

                                      By: CLEAR CHANNEL COMMUNICATIONS, INC.,
                                         as Depositor

                                      By:        /s/ L. LOWRY MAYS
                                      ------------------------------------------
                                                    L. Lowry Mays
                                               Chief Executive Officer

                                      CCCI CAPITAL TRUST II,
                                      a Delaware business trust

                                      By: CLEAR CHANNEL COMMUNICATIONS, INC.,
                                         as Depositor

                                      By:        /s/ L. LOWRY MAYS
                                      ------------------------------------------
                                                    L. Lowry Mays
                                               Chief Executive Officer

                                      CCCI CAPITAL TRUST III,
                                      a Delaware business trust

                                      By: CLEAR CHANNEL COMMUNICATIONS, INC.,
                                         as Depositor

                                      By:        /s/ L. LOWRY MAYS
                                      ------------------------------------------
                                                    L. Lowry Mays
                                               Chief Executive Officer

                                 EXHIBIT INDEX

        EXHIBITS
        --------

          1.1+           -- Form of Underwriting Agreement (Equity).
          1.2+           -- Form of Underwriting Agreement (Debt).
          1.3**          -- Form of Underwriting Agreement (Preferred Securities).
          1.4**          -- Form of Underwriting Agreement (Stock Purchase
                            Contracts).
          1.5**          -- Form of Underwriting Agreement (Stock Purchase Units).
          3.1+           -- Current Articles of Incorporation of the Company.
          3.2+           -- Second Amended and Restated Bylaws of the Company.
          4.1            -- Buy-Sell Agreement by and between Clear Channel
                            Communications, Inc., L. Lowry Mays, B. J. McCombs, John
                            M. Schaefer, and John W. Barger, dated May 31, 1977.
                            (Incorporated by reference to the exhibits of the
                            Company's Registration Statement on Form S-1 (Reg. No.
                            33-289161) dated April 19, 1984).
          4.2            -- Third Amended and Restated Credit Agreement by and among
                            Clear Channel Communications, Inc., NationsBank of Texas,
                            N.A., as administrative lender, the First National Bank
                            of Boston, as documentation agent, the Bank of Montreal
                            and Toronto Dominion (Texas), Inc., as co-syndication
                            agents, and certain other lenders dated April 10, 1997.
                            (Incorporated by reference to the exhibits of the
                            Company's Amendment No. 1 to the Registration Statement
                            on Form S-3 (Reg. No. 333-25497) dated May 9, 1997).
          4.3            -- Senior Indenture dated October 1, 1997, by and between
                            Clear Channel Communications, Inc. and The Bank of New
                            York as Trustee (incorporated by reference to exhibit 4.2
                            of the Company's Quarterly Report on Form 10-Q for the
                            quarter ended September 30, 1997).
          4.4            -- Form of Senior Debt Security (included in Senior
                            Indenture filed as Exhibit 4.3).
          4.5+           -- Form of Subordinated Indenture.
          4.6            -- Form of Subordinated Debt Security (included in Form of
                            Subordinated Indenture filed as Exhibit 4.5).
          4.7+           -- Form of Junior Subordinated Indenture.
          4.8            -- Form of Junior Subordinated Debt Security (included in
                            Form of Junior Subordinated Indenture filed as Exhibit
                            4.7).
          4.9            -- Form of Preferred Securities Certificate (included in
                            Forms of Amended and Restated Declaration of CCCI Capital
                            Trusts I, II, and III filed as Exhibits 4.18, 4.19, and
                            4.20, respectively).
          4.10+          -- Form of Warrant Agreement.
          4.11+          -- Form of Standard Stock Warrant Agreement Provisions.
          4.12+          -- Certificate of Trust of CCCI Capital Trust I.
          4.13+          -- Certificate of Trust of CCCI Capital Trust II.
          4.14+          -- Certificate of Trust of CCCI Capital Trust III.
          4.15+          -- Declaration of CCCI Capital Trust I.
          4.16+          -- Declaration of CCCI Capital Trust II.
          4.17+          -- Declaration of CCCI Capital Trust III.
          4.18+          -- Form of Amended and Restated Declaration of CCCI Capital
                            Trust I.
          4.19+          -- Form of Amended and Restated Declaration of CCCI Capital
                            Trust II.
          4.20+          -- Form of Amended and Restated Declaration of CCCI Capital
                            Trust III.
          4.21+          -- Form of Pledge Agreement.
          4.22+          -- Form of Deposit Agreement.
          4.23+          -- Form of Stock Purchase Contract Agreement.
          4.24+          -- Form of Guarantee of CCCI Capital Trust I.
          4.25+          -- Form of Guarantee of CCCI Capital Trust II.
          4.26+          -- Form of Guarantee of CCCI Capital Trust III.

        EXHIBITS
        --------
          5.1*           -- Opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P.,
                            special counsel for the Company, regarding the Senior
                            Debt Securities, the Subordinated Debt Securities, the
                            Preferred Stock, the Common Stock, the Warrants, the
                            Stock Purchase Contracts, and the Stock Purchase Units.
          5.2*           -- Opinion of Morris, Nichols, Arsht & Tunnell, special
                            Delaware counsel for the Company and the CCCI Trusts,
                            regarding the Preferred Securities.
         12*             -- Computation of Ratio of Earnings to Fixed Charges.
         23.1*           -- Consent of Ernst & Young LLP.
         23.2*           -- Consent of KPMG.
         23.3*           -- Consent of KPMG Peat Marwick LLP.
         23.4*           -- Consent of Arthur Andersen LLP.
         23.5*           -- Consent of Price Waterhouse LLP.
         23.6*           -- Consent of Price Waterhouse LLP.
         23.7            -- Consent of Akin, Gump, Strauss, Hauer & Feld, L.L.P.
                            (included in opinion filed as Exhibit 5.1).
         23.8            -- Consent of Morris, Nichols, Arsht & Tunnell (included in opinion filed as Exhibit 5.2).
         24              -- Power of Attorney for Clear Channel Communications, Inc.
                            (included on Signature Page).
         25.1+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Senior Indenture.
         25.2+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Subordinated Indenture.
         25.3+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Junior Subordinated
                            Indenture.
         25.4+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Declaration of Trust of
                            CCCI Capital Trust I.
         25.5+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Declaration of Trust of
                            CCCI Capital Trust II.
         25.6+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Declaration of Trust of
                            CCCI Capital Trust III.
         25.7+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Trust Guarantee of the
                            Company for the benefit of the holders of Preferred
                            Securities of the CCCI Capital Trust I.
         25.8+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Trust Guarantee of the
                            Company for the benefit of the holders of Preferred
                            Securities of the CCCI Capital Trust II.
         25.9+           -- Statement on Form T-1 of the eligibility of The Bank of
                            New York, as trustee under the Trust Guarantee of the
                            Company for the benefit of the holders of Preferred
                            Securities of the CCCI Capital Trust III.

---------------

*  Filed herewith.

** To be filed by subsequent Form 8-K.

+ Incorporated by reference to the exhibits of the Company's Registration Statement on Form S-3 (Reg. No. 333-33371) dated September 9, 1997.